UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENTUNDER THE SECURITIES ACT OF 1933

(Amendment No. 1)

ARTCRAFT V, INC.

(Name of Small Business Issuer in its Charter)

Delaware	9995	Applied For
(State or other jurisdiction Of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Baimang Checking Station 1st Building South

Mountain Xili Town, Shenzhen, China

011-775-27653497

(Address and telephone number of principal executive offices)

Baimang Checking Station 1st Building South

Mountain Xili Town, Shenzhen, China

011-775-27653497

(Address of principal place of business or intended principal place of business)

Richard I. Anslow, Esq.

Anslow & Jaclin, LLP

195 Route 9 South, Suite 204

Manalapan, New Jersey 07726

Telephone No. (732) 409-1212

Fax No. (732) 577-1188

(Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Dollar amount to be Registered	Proposed maximum aggregate offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.001 per share	260,000	$.49	$127,400	$14.99

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c). Our common stock is not traded on any national stock exchange. Represents shares owned by 50 of our selling security holders which can be sold at a price of $.49 per share until our shares of common stock are quoted on the OTC Bulletin Board, and thereafter, at prevailing market prices or privately negotiated prices.

Preliminary Prospectus Subject To Completion Dated September , 2006.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

PROSPECTUS

ARTCRAFT V, INC.

500,000 SHARES OF COMMON STOCK

Our selling stockholders are offering to sell 500,000 shares of our common stock.

Our common stock is presently not trading on any public market or securities exchange and represents shares owned by 50 of our selling security holders which can be sold at a price of $.49 per share until our shares of common stock are quoted on the OTC Bulletin Board, and thereafter, at prevailing market prices or privately negotiated prices.

The securities offered in this prospectus involve a high degree of risk and are subject to the “penny stock” rules. You should carefully consider the factors described under the heading “risk factors” beginning on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. The shareholders may not sell these securities until the registration statement filed with the securities and exchange commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is September 20, 2006

ABOUT US	4

SUMMARY FINANCIAL DATA	5

RISK FACTORS	5

USE OF PROCEEDS	4

LACK OF MARKET FOR OUR COMMON STOCK	4

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION	5

BUSINESS	7

MANAGEMENT	14

PRINCIPAL STOCKHOLDERS	16

SELLING STOCKHOLDERS	17

PLAN OF DISTRIBUTION	20

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	22

DESCRIPTION OF SECURITIES	23

INDEMNIFICATION OF DIRECTORS AND OFFICERS	25

WHERE YOU CAN FIND MORE INFORMATION	25

TRANSFER AGENT	26

LEGAL MATTERS	26

EXPERTS	26

INDEX TO FINANCIAL STATEMENTS	f-1

ABOUT US

Artcraft V Inc. was incorporated on June 7, 2004, under the laws of the State of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. When used in this Prospectus, the terms “we”, “our” “us” or “Artcraft V” mean Artcraft V, Inc. and its subsidiaries. On December 20, 2004, China US Bridge Capital Ltd. purchased 100,000 shares of our issued and outstanding common stock from Scott Raleigh, our sole officer, director and shareholder at such time. The total of 100,000 shares represented all of our outstanding common stock. China US Bridge Capital Ltd. paid a total of $36,000 to Scott Raleigh for his shares. As part of the transaction, Scott Raleigh resigned as our President, Chief Executive Officer, Chief Financial Officer and Secretary effective December 20, 2004. Li Te Xiao was appointed as our President, Chief Executive Officer, Chief Financial Officer and Secretary as of December 20, 2004. Further, Li Te Xiao was appointed as the sole member of our Board of Directors. Scott Raleigh then resigned as a member of our board of directors. On November 7, 2005, pursuant to a Stock Purchase Agreement and Share Exchange between us and Top Interest International Limited (“Top Interest”), we purchased all of the issued and outstanding shares of Top Interest for the issuance of a total of 10,000,000 shares of our common stock. Pursuant to the agreement, Top Interest became our wholly owned subsidiary.

Since the consummation of the Stock Purchase Agreement and Share Exchange, we believe that we are not a blank check company as that term is defined in Rule 419 of Regulation C under the Rules of the Securities Act of 1933. We do not have any intention of merging with another company or allowing ourselves to be acquired by another company, or to act as a blank check company as defined in Regulation C.

None of the promoters of Artcraft V, were related in any way to the officers, directors, affiliates or associates of our us.

Our operations are limited to Top Interest’s 70% ownership of Shenzhen Xin Kai Yuan Information Consulting Co., Ltd which operates 188Info (www.188info.com), a professional information searching platform that categorizes the information it provides based on geographical boundaries. Shenzhen Xin Kai Yuan Information Consulting Co., Ltd provides a number of services including information search engine, online web application and image designing, digital network service, online market research, online promotion and advertising services, and query searches for both individuals and businesses.

Many Shenzhen, People’s Republic of China residents use 188Info to publish and search for information.

We have not been involved in any bankruptcy, receivership or similar proceeding. We have not been involved in any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business.

Where You Can Find Us

Our principal executive office is at Baimang Checking Station 1st Building South Mountain Xili Town, Shenzhen, China. Our telephone number is 011-755-27653497.

Summary Financial Data

The following summary financial data is based on our wholly owned subsidiary, Top Interest International Limited and should be read in conjunction with “Management’s Discussion and Analysis or Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this Prospectus. The statement of operations and balance sheet data for the year ended December 31, 2004 and the interim periods August 31, 2005 and August 31, 2004 are derived from our audited financial statements included elsewhere in this Prospectus. Our fiscal year end was May 31 (and has recently been changed to December 31). Our subsidiary, Top Interest’s fiscal year end is December 31.

	For the Period Ended September 30, 2005	For the Period Ended September 30, 2004
Statement of Operations Data:
Revenue	$15,107	$7,254
Net Income (Loss)	$(1,069)	$1,246
Total Operating Expenses	$16,176	$6,008
Research and Development	$0	$0
General and administrative	$16,672	$5,488

	As of September 30, 2005	As of December 31, 2004
Balance Sheet Data:
Cash	$9,142	$119,445
Total Current Assets	$101,012	$119,687
Total Assets	$125,202	$122,688
Total Liabilities	$87,114	$2,910
Stockholders Equity	$121,735	$2,614

RISK FACTORS

You should carefully consider the following risk factors and other information in this prospectus before deciding to become a shareholder of our common stock. Your investment in our common stock is highly speculative and involves a high degree of risk. You should not invest in our common stock unless you can afford to lose your entire investment and you are not dependent on the funds you are investing.

Please note that throughout this prospectus, the words “we”, “our” or “us” refer to Artcraft V, Inc. and not to the selling stockholders.

Risks Related to Our Business

Our wholly owned subsidiary, Top Interest, has a limited operating history which makes it difficult to evaluate our future prospects and results of operations you can use to evaluate us and the likelihood of our success must be considered in light of the fact we are at the start-up stage of our business.

We have no operating history. Our wholly owned subsidiary, Top Interest, has a limited operating history. It commenced operations in 2004 and has net losses to date. We have no significant assets or financial resources. It has been engaged solely in start-up activities and has not commenced material operations in its core business of providing various services online. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company starting a new business enterprise and the highly competitive environment in which we will operate. To address these risks, we must, among other things, respond to competitive developments; continue to attract, retain and motivate qualified persons, research and develop new technology; and commercialize services incorporating such technologies.

There can be no assurance we will be successful in addressing these risks or any other risks. We have not been in business long enough to make a reasonable judgment as to our future performance. There can be no assurance that we will be able to successfully implement our business plan, generate sufficient revenue to meet our expenses, operate profitably or be commercially successful. Since we have a limited operating history of marketing our services to the public over the Internet, we cannot assure you that our business will be profitable or that we will ever generate sufficient revenues to meet our expenses and support our anticipated activities. Even if we do achieve profitability, we may be unable to sustain or increase profitability on a quarterly or annual basis in the future. We expect to have quarter to quarter fluctuations in revenues, expenses, losses and cash flow, some of which could be significant. Results of operations will depend upon numerous factors, some of which are beyond our control.

We rely on a number of third party relationships to attract traffic and provide content in order to make our portal more attractive to users and advertisers. Some content providers have increased the fees they charge for their content. This trend could increase our operating expenses and could adversely affect our ability to obtain content at an economically feasible cost. Most of our arrangements with content providers are short term and may be terminated at the convenience of the other party. In addition, much of the third party content provided to our portal is also available from other sources or may be provided to other Internet companies. If other Internet companies present the same or similar content in a superior manner, it would adversely affect our visitor traffic.

Substantially all of our e-subscription revenue is generated through wireless services where we depend on mobile network operators for message delivery and payment collection. If we were unable to continue this arrangement, our wireless services would be disrupted severely.

Our business also depends significantly on relationships with leading technology and infrastructure providers and the licenses that the technology providers have granted to us. Our competitors may seek to establish the same relationships that we have, which may adversely affect us. We may not be able to maintain these relationships or replace them on commercially attractive terms.

The infancy of the Internet industry in China makes it difficult to gauge the development of the market in which we operate.

As the Chinese Internet market is in its beginning stages, it is difficult to make accurate predictions about its growth, and any specific trends that may or may not develop within this market. Accordingly, it is difficult to accurately predict how well an investment in this industry and specifically in our company will perform.

We sustained losses to date and our historical financial information may not be representative of our future results of operations.

As of March 31, 2006, we have accumulated a deficit of approximately US$23,992. We have experienced growth in recent periods in part due to the growth in China’s online marketing industry, which may not be representative of future growth or be sustainable. We cannot assure you that our historical financial information is indicative of our future operating results or financial performance, or that we will become profitable.

If the Internet and, in particular, online marketing are not broadly adopted in China, our ability to increase revenue and achieve profitability could be materially and adversely affected. We are dependant on this market developing in order for our business model to be successful.

At this time it is uncertain whether the Internet and online marketing will be accepted in China on similar scales as the United States and Europe. Therefore, these markets cannot be used as an adequate measuring point for our prospects in this industry.           The use of the Internet as a marketing channel is at an early stage in China. Internet and broadband penetration rates in China are both relatively low compared to those in most developed countries. Many of our current and potential customers have limited experience with the Internet as a marketing channel, and have not historically devoted a significant portion of their marketing budgets to online marketing and promotion. As a result, they may not consider the Internet effective in promoting their products and services as compared to traditional print and broadcast media. Our ability to generate significant revenues may be negatively impacted by a number of factors, many of which are beyond our control, including:

•	difficulties associated with developing a larger user base with demographic characteristics attractive to customers;

•	increased competition and potential downward pressure on online marketing prices;

•	higher customer acquisition costs due in part to small and medium-sized enterprises’ limited experience with the Internet as a marketing channel;

•	failure to develop an independent and reliable means of verifying online traffic;

•	ineffectiveness of our online marketing delivery, tracking and reporting systems; and

•	lack of increase in Internet usage in China.

We face significant competition and may suffer from a loss of users and customers as a result.

We face significant competition in almost every aspect of our business, particularly from other companies that seek to provide Internet search services to users and provide online marketing services to customers. Our main competitors include U.S.-based Internet search providers such as Google, Yahoo! and Microsoft, as well as Chinese Internet companies. These Chinese competitors include Internet portals such as Netease, Sina and Sohu, other Internet search service providers such as Sougou, Yisou and Zhong Sou, and business-to-business, or B2B, service providers such as Alibaba. We compete with these entities for both users and customers on the basis of user traffic, quality (relevance) and quantity (index size) of the search results, availability and ease restriction of use of products and services, the number of customers, distribution channels and the number of associated third-party websites. In addition, we may face greater competition from our U.S. competitors as a result of, among other things, a relaxation on the foreign ownership restrictions of People’s Republic of China Internet content and advertising companies, improvements in online payment systems and Internet infrastructure in China and our U.S. competitors’ increased business activities in China.

Many of these competitors have significantly greater financial resources than we do. They also have longer operating histories and more experience in attracting and retaining users and managing customers than we do. They may use their experience and resources to compete with us in a variety of ways, including by competing more heavily for users, customers, distributors and networks of third-party websites, investing more heavily in research and development and making acquisitions. If any of our competitors provides comparable or better Chinese language search experience, our user traffic could decline significantly. Any such decline in traffic could weaken our brand, result in loss of customers and users and have a material adverse effect on our results of operations.

We also face competition from traditional advertising media, such as newspapers, magazines, yellow pages, billboards and other forms of outdoor media, television and radio. Most large companies in China allocate, and will likely continue to allocate, most of their marketing budgets to traditional advertising media and only a small portion of their budgets to online marketing. If these companies do not devote a larger portion of their marketing budgets to online marketing services provided by us, or if our existing customers reduce the amount they spend on online marketing, our results of operations and future growth prospects could be adversely affected.

Our business depends on a strong brand, and if we are not able to maintain and enhance our brand, our business and operating results may be harmed. User loyalty is a significant aspect of our industry and is directly correlated to consistent operational results.

We believe that recognition of our brand “188info” has contributed significantly to the success of our business. We also believe that maintaining and enhancing the “188info” brand is critical to expanding our base of users, and customers. As our market becomes increasingly competitive, maintaining and enhancing our brand will depend largely on our ability to achieve as an Internet search leader in China, which may be increasingly difficult and expensive.

We have developed our user base primarily by word-of-mouth and incurred limited brand promotion expenses. We have recently initiated brand promotion efforts, but we cannot assure you that our new marketing efforts will be successful in further promoting our brand. If we fail to promote and maintain the “188info” brand, or if we incur excessive expenses in this effort, our business and results of operations could be materially and adversely affected.

If we fail to continue to innovate and provide relevant products and services, we may not be able to generate sufficient user traffic levels to remain competitive.

Our success depends on providing products and services that people use for a high-quality Internet experience. Our competitors are constantly developing innovations in Internet search and online marketing as well as enhancing users’ online experience. As a result, we must continue to invest significant resources in research and development to enhance our Internet search technology and our existing products and services and introduce additional high quality products and services to attract and retain users. If we are unable to anticipate user preferences or industry changes, or if we are unable to modify our products and services on a timely basis, we may lose users and customers. Our operating results would also suffer if our innovations do not respond to the needs of our users and customers, are not appropriately timed with market opportunities or are not effectively brought to market. As search technology continues to develop, our competitors may be able to offer search results that are, or that are perceived to be, substantially similar to or better than those generated by our search services. This may force us to expend significant resources in order to remain competitive.

If we fail to keep up with rapid technological changes, our future success may be adversely affected.

The online marketing industry is subject to rapid technological changes. Our future success will depend on our ability to respond to rapidly changing technologies, adapt our services to evolving industry standards and improve the performance and reliability of our services. Our failure to adapt to such changes could harm our business. New marketing media could also adversely affect us. For example, the number of people accessing the Internet through devices other than personal computers, including mobile telephones and hand-held devices, has increased in recent years. If we are slow to develop products and technologies that are more compatible with non-PC communications devices, we may not be successful in capturing a significant share of this increasingly important market for media and other services. In addition, the widespread adoption of new Internet, networking or telecommunications technologies or other technological changes could require substantial expenditures to modify or adapt our products, services or infrastructure. If we fail to keep up with rapid technological changes to remain competitive in our rapidly evolving industry, our future success may be adversely affected.

We may face intellectual property infringement claims and other related claims that could be time-consuming and costly to defend and may result in our inability to continue providing certain of our existing services.

Internet, technology and media companies are frequently involved in litigation based on allegations of infringement of intellectual property rights, unfair competition, invasion of privacy, defamation and other violations of third-party rights. The validity, enforceability and scope of protection of intellectual property in Internet-related industries, particularly in China, are uncertain and still evolving. In addition, many parties are actively developing and seeking protection for Internet-related technologies, including seeking patent protection. There may be patents issued or pending that is held by others that cover significant aspects of our technologies, products, business methods or services. As we face increasing competition and as litigation becomes more common in China in resolving commercial disputes, we face a higher risk of being the subject of intellectual property infringement claims.

Our products and services link to materials in which third parties may claim ownership of trademarks, copyrights or other rights. From time to time, we may be subject to trademark or copyright infringement or related claims, in China and/or internationally. We currently do not have any registered patents, trademarks, service marks, or any other intellectual property rights.

We may be required to pay substantial fines and damages or enter into royalty or license agreements that may not be available on commercially acceptable terms, if at all. Our failure to obtain a license of the rights on a timely basis could harm our business. Any intellectual property litigation could have a material adverse effect on our business, financial condition or results of operations.

We may not be able to prevent others from unauthorized use of our intellectual property, which could harm our business and competitive position.

We rely on a combination of copyright, trademark and trade secret laws, as well as nondisclosure agreements and other methods to protect our intellectual property rights. The protection of intellectual property rights in China may not be as effective as those in the United States or other countries. The steps we have taken may be inadequate to prevent the misappropriation of our technology. Reverse engineering, unauthorized copying or other misappropriation of our technologies could enable third parties to benefit from our technologies without paying us. Moreover, unauthorized use of our technology could enable our competitors to offer Chinese language search or online advertising services that are comparable to or better than ours, which could harm our business and competitive position. From time to time, we may have to enforce our intellectual property rights through litigation. Such litigation may result in substantial costs and diversion of resources and management attention.

If we fail to retain existing customers or attract new customers for our online marketing services, our business and growth prospects could be seriously harmed.

Our online advertising customers will not continue to do business with us if their investment does not generate sales leads and ultimately consumers, or if we do not deliver their web pages in an appropriate and effective manner. Our customers may discontinue their business with us at any time and for any reason as they are not subject to fixed-term contracts. Failure to retain our existing online marketing customers or attract new customers for our online marketing services could seriously harm our business and growth prospects.

Because we primarily rely on distributors to sell banner and sponsorship advertising on some of our web sites, our failure to retain key distributors or attract additional distributors could materially and adversely affect our revenue stream and thus our ability to cover our expenses and offer existing and new services.

Online advertising is at an early stage of development in China and is not as widely accepted by or available to businesses in China as in the United States. As a result, we rely heavily on a nationwide distribution network of third-party distributors for our sales to, and collection of payment from. If our distributors do not provide quality services to our advertising customers or otherwise breach their contracts with our advertising customers, we may lose customers and our results of operations may be materially and adversely affected. We do not have long-term agreements with any of our distributors, including our key distributors, and cannot assure you that we will continue to maintain favorable relationships with them. Our distribution arrangements, except for those with our key distributors, are non-exclusive. Furthermore, some of our distributors also contract with our competitors or potential competitors and may not renew their distribution agreements with us. In addition, as new methods for accessing the Internet, including the use of wireless devices, become available, we may need to expand our distribution network. If we fail to retain our key distributors or attract additional distributors on terms that are commercially reasonable, our business and results of operations could be materially and adversely affected.

To date, we have not developed an Internal direct sales force to sell banner and sponsorship advertising on our web site. If we are required to develop a large advertising sales force, our overhead would increase significantly. Therefore, we cannot estimate the amount or the timing of any advertising or other payments we may receive.

Our strategy of acquiring complementary businesses, assets and technologies has numerous uncertainties that may cause us to fail.

As part of our business strategy, we have pursued, and intend to continue to pursue, selective strategic acquisitions of businesses, assets and technologies that complement our existing business. We may make other acquisitions in the future if suitable opportunities arise. Acquisitions involve uncertainties and risks, including:

•	potential ongoing financial obligations and unforeseen or hidden liabilities;

•	failure to achieve the intended objectives, benefits or revenue-enhancing opportunities;

•	costs and difficulties of integrating acquired businesses and managing a larger business; and

•	diversion of resources and management attention.

Our failure to address these risks successfully may have a material adverse effect on our financial condition and results of operations. Any such acquisition may require a significant amount of capital investment, which would decrease the amount of cash available for working capital or capital expenditures. In addition, if we use our equity securities to pay for acquisitions, we may dilute the value of your holdings and the underlying ordinary shares. If we borrow funds to finance acquisitions, such debt instruments may contain restrictive covenants that could, among other things, restrict us from distributing dividends. Such acquisitions may also generate significant amortization expenses related to intangible assets.

We may not be able to manage our expanding operations effectively.

Top Interest commenced operations in 2004 and has expanded its operations rapidly. We anticipate significant continued expansion of this business as we address growth in its user and customer base and market opportunities. To manage the potential growth of our operations and personnel, we will be required to improve operational and financial systems, procedures and controls, and expand, train and manage our growing employee base. Furthermore, our management will be required to maintain and expand our relationships with other websites, Internet companies and other third parties. We cannot assure you that our current and planned personnel, systems, procedures and controls will be adequate to support our future operations.

Our operating results may fluctuate, which makes our results difficult to predict and could cause our results to fall short of expectations.

Our operating results may fluctuate as a result of a number of factors, many of which are outside of our control. For these reasons, comparing our operating results on a period-to-period basis may not be meaningful, and you should not rely on our past results as an indication of our future performance. Our quarterly and annual revenues and costs and expenses as a percentage of our revenues may be significantly different from our historical or projected rates. Our operating results in future quarters may fall below expectations. Any of these events could cause the price of our shares to fall. Any of the risk factors listed in this “Risk Factors” section, and in particular, the following risk factors, could cause our operating results to fluctuate from quarter to quarter:

•	general economic conditions in China and economic conditions specific to the Internet, Internet search and online marketing;

•	our ability to continue to attract users to our website;

•	our ability to attract additional customers and increase spending per customer;

•	the announcement or introduction of new or enhanced products and services by us or our competitors;

•	the amount and timing of operating costs and capital expenditures related to the maintenance and expansion of our businesses, operations and infrastructure;

•	the results of our acquisitions of, or investments in, other businesses or assets;

•	People’s Republic of China regulations or actions pertaining to activities on the Internet, including gambling, online games and other forms of entertainment; and

•	geopolitical events or natural disasters such as war, threat of war, Severe Acute Respiratory Syndrome, or SARS, or other epidemics.

Because of our limited operating history and our rapidly growing business, our historical operating results may not be useful to you in predicting our future operating results. Our user traffic tends to be seasonal. For example, we generally experience less user traffic during public holidays in China. In addition, advertising spending in China has historically been cyclical, reflecting overall economic conditions as well as budgeting and buying patterns. Our rapid growth has lessened the impact of the cyclicality and seasonality of our business. As we continue to grow, we expect that the cyclicality and seasonality in our business may cause our operating results to fluctuate.

Our business may be adversely affected by third-party software applications that interfere with our receipt of information from, and provision of information to, our users, which may impair our users’ experience.

Our business may be adversely affected by third-party malicious or unintentional software applications that make changes to our users’ computers and interfere with our products and services. These software applications may change our users’ Internet experience by hijacking queries to our websites, altering or replacing our search results, or otherwise interfering with our ability to connect with our users. The interference often occurs without disclosure to or consent from users, resulting in a negative experience that users may associate with 188info.com. These software applications may be difficult or impossible to remove or disable, may reinstall themselves and may circumvent other applications’ efforts to block or remove them. The ability to provide a superior user experience is critical to our success. If our efforts to combat these software applications are unsuccessful, our reputation may be harmed. This could result in a decline in user traffic and, consequently, our revenues.

The successful operation of our business depends upon the performance and reliability of the Internet infrastructure and fixed telecommunications networks in China.

Our business depends on the performance and reliability of the Internet infrastructure in China. Almost all access to the Internet is maintained through state-owned telecommunication operators under the administrative control and regulatory supervision of the Ministry of Information Industry of China. In addition, the national networks in China are connected to the Internet through international gateways controlled by the People’s Republic of China government. These international gateways are the only channels through which a domestic user can connect to the Internet. We cannot assure you that a more sophisticated Internet infrastructure will be developed in China. We may not have access to alternative networks in the event of disruptions, failures or other problems with China’s Internet infrastructure. In addition, the Internet infrastructure in China may not support the demands associated with continued growth in Internet usage.

We also rely on China Telecommunications Corporation, or China Telecom, and China Netcom Corporation Ltd., or China Netcom, to provide us with data communications capacity primarily through local telecommunications lines and Internet data centers to host our servers. We do not have access to alternative services in the event of disruptions, failures or other problems with the fixed telecommunications networks of China Telecom and China Netcom, or if China Telecom or China Netcom otherwise fail to provide such services. In March 2004, due to a power outage at China Netcom’s Internet data center that hosted our servers, we were unable to provide Internet search service for approximately five hours. Any unscheduled service interruption could damage our reputation and result in a decrease in our revenues. Furthermore, we have no control over the costs of the services provided by China Telecom and China Netcom. If the prices that we pay for telecommunications and Internet services rise significantly, our gross margins could be adversely affected. In addition, if Internet access fees or other charges to Internet users increase, our user traffic may decrease, which in turn may harm our revenues.

Our success depends on the continuing efforts of our senior management team and other key personnel and our business may be harmed if we lose their services.

Our future success depends heavily upon the continuing services of the members of Top Interest’s senior management team, in particular its chairman and chief executive officer, Robin Yanhong Li, its chief financial officer, Deng Zhang, its Board of Director, Haibing Lian, and our President, Li Te Xiao. If one or more of such executives or other key personnel are unable or unwilling to continue in their present positions, we may not be able to replace them easily or at all, and our business may be disrupted and our financial condition and results of operations may be materially and adversely affected. Competition for senior management and key personnel is intense, the pool of qualified candidates is very limited, and we may not be able to retain the services of our senior executives or key personnel, or attract and retain high-quality senior executives or key personnel in the future. If any member of our senior management team or other key personnel leaves us, our ability to successfully operate our business and execute our business strategy could be impaired. We may also have to incur significant costs in identifying, hiring, training and retaining replacements for departing employees.

We rely on highly skilled personnel and, if we are unable to retain or motivate key personnel or hire qualified personnel, we may not be able to grow effectively.

Our performance and future success depends on the talents and efforts of highly skilled individuals. We will need to continue to identify, hire, develop, motivate and retain highly skilled personnel for all areas of our organization. Competition in our industry for qualified employees is intense. Our continued ability to compete effectively depends on our ability to attract new employees and to retain and motivate our existing employees.

As competition in our industry intensifies, it may be more difficult for us to hire, motivate and retain highly skilled personnel. If we do not succeed in attracting additional highly skilled personnel or retaining or motivating our existing personnel, we may be unable to grow effectively.

If we are unable to adapt or expand our existing technology infrastructure to accommodate greater traffic or additional customer requirements, our business may be harmed. Further, interruption or failure of our information technology and communications systems could impair our ability to effectively provide our products and services, which could damage our reputation and harm our operating results.

Our 188info.com website regularly serves a large numbers of users and customers and delivers a large number of daily page views. Currently, the number of users that out website serves daily is approximately 700,000. The maximum capacity of our website is 130,000,000. Our technology infrastructure is highly complex and may not provide satisfactory service in the future, assuming the number of customers increases. We may be required to upgrade our technology infrastructure to keep up with the increasing traffic on our websites, such as increasing the capacity of our hardware servers and the sophistication of our software. If we fail to adapt our technology infrastructure to accommodate greater traffic or customer requirements, our users and customers may become dissatisfied with our services and switch to our competitors’ websites, which could harm our business.

Also, our ability to provide our products and services depends on the continuing operation of our information technology and communications systems. Any damage to or failure of our systems could interrupt our service. Service interruptions could reduce our revenues and profits, and damage our brand if our system is perceived to be unreliable. Our systems are vulnerable to damage or interruption as a result of terrorist attacks, war, earthquakes, floods, fires, power loss, telecommunications failures, computer viruses, interruptions in access to our websites through the use of “denial of service” or similar attacks, hacking or other attempts to harm our systems, and similar events. Our servers, which are hosted at third-party Internet data centers, are also vulnerable to break-ins, sabotage and vandalism. Some of our systems are not fully redundant, and our disaster recovery planning does not account for all possible scenarios. The occurrence of a natural disaster or a closure of an Internet data center by a third-party provider without adequate notice could result in lengthy service interruptions.

If we experience frequent or persistent system failures on our website, our reputation and brand could be permanently harmed. The steps we plan to take to increase the reliability and redundancy of our systems are expensive, reduce our operating margin and may not be successful in reducing the frequency or duration of service interruptions.

 Our business could be adversely affected if our software contains bugs.

Our online systems, including our websites, our enterprise search software and other software applications and products, could contain undetected errors or “bugs” that could adversely affect their performance. We regularly update and enhance our website and our other online systems and introduce new versions of our software products and applications. The occurrence of errors in any of these may cause us to lose market share, damage our reputation and brand name, and materially and adversely affect our business.

Currently, we are not aware any bugs in our software that could adversely affect us. However, our network operations may be vulnerable to hacking, viruses and other disruptions, which may make our products and services less attractive and reliable.

Internet usage could decline if any well-publicized compromise of security occurs. “Hacking” involves efforts to gain unauthorized access to information or systems or to cause intentional malfunctions or loss or corruption of data, software, hardware or other computer equipment. Hackers, if successful, could misappropriate proprietary information or cause disruptions in our service. We may be required to expend capital and other resources to protect our Web site against hackers. We cannot assure you that any measures we may take will be effective. In addition, the inadvertent transmission of computer viruses could expose us to a material risk of loss or litigation and possible liability, as well as materially damage our reputation and decrease our user traffic.

Concerns about the security of electronic commerce transactions and confidentiality of information on the Internet may reduce use of our network and impede our growth.

A significant barrier to electronic commerce and communications over the Internet in general has been a public concern over security and privacy, including the transmission of confidential information. If these concerns are not adequately addressed, they may inhibit the growth of the Internet and other online services generally, especially as a means of conducting commercial transactions. If a well-publicized Internet breach of security were to occur, general Internet usage could decline, which could reduce traffic to our destination websites and impede our growth.

We have limited business insurance coverage.

The insurance industry in China is still at an early stage of development. Insurance companies in China offer limited business insurance products. We do not have any business liability or disruption insurance coverage for our operations in China. Any business disruption, litigation or natural disaster may result in our incurring substantial costs and the diversion of our resources.

We currently have no lease agreement for our office space.

Presently we do not have a lease for our office space. We have agreed to continue this arrangement until we expand to a level exceeding the capacity of our current office space. We do not own or lease any additional properties at this time and have no agreements to acquire any additional properties. This exposes us to a material risk of having to relocate on short notice, which could damage our operation and decrease, temporarily, our user traffic.

Risks Related to Our Corporate Structure

People’s Republic of China laws and regulations governing our businesses and the validity of certain of our contractual arrangements are uncertain. If we are found to be in violation, we could be subject to sanctions. In addition, changes in such People’s Republic of China laws and regulations may materially and adversely affect our business.

There are substantial uncertainties regarding the interpretation and application of People’s Republic of China laws and regulations, including, but not limited to, the laws and regulations governing our business, or the enforcement and performance of our contractual arrangements with our affiliated Chinese entity, and its shareholders. The People’s Republic of China Internet laws and regulations are relatively new and may be subject to change, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness of newly enacted laws, regulations or amendments may be delayed, resulting in detrimental reliance by foreign investors. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively.

People’s Republic of China laws currently provide limited guidance as to whether an Internet search provider that provides search result links to domestic news websites is required to obtain an approval from the State Council News Office. People’s Republic of China laws also do not provide clear guidance as to whether an Internet search provider that provides links to online audio/video products is required to obtain an Internet culture permit from the Ministry of Culture or a license for broadcasting audio/video programs from the State Administration of Radio, Film and Television. If the interpretation of existing laws and regulations changes or new regulations come into effect requiring us to obtain any such licenses, permits or approvals, we cannot assure you that we may successfully obtain them, and we may need to remove links to news and audio/video products until we obtain the requisite licenses, permits and approvals.

The People’s Republic of China government has broad discretion in dealing with violations of laws and regulations, including levying fines, revoking business and other licenses and requiring actions necessary for compliance. In particular, licenses and permits issued or granted to us by relevant governmental bodies may be revoked at a later time by higher regulatory bodies. We cannot predict the effect of the interpretation of existing or new People’s Republic of China laws or regulations on our businesses. We cannot assure you that our current ownership and operating structure would not be found in violation of any current or future People’s Republic of China laws or regulations. As a result, we may be subject to sanctions, including fines, and could be required to restructure our operations or cease to provide certain services. Any of these or similar actions could significantly disrupt our business operations or restrict us from conducting a substantial portion of our business operations, which could materially and adversely affect our business, financial condition and results of operations.

We may be adversely affected by complexity, uncertainties and changes in People’s Republic of China regulation of Internet business and companies, including limitations on our ability to own key assets such as our website.

The People’s Republic of China government extensively regulates the Internet industry including foreign ownership of, and the licensing and permit requirements pertaining to, companies in the Internet industry. These Internet-related laws and regulations are relatively new and evolving, and their interpretation and enforcement involve significant uncertainty. As a result, in certain circumstances it may be difficult to determine what actions or omissions may be deemed to be a violation of applicable laws and regulations. Issues, risks and uncertainties relating to People’s Republic of China government regulation of the Internet industry include the following:

•

We only have contractual control over our websites. We do not own the websites due to the restriction of foreign investment in businesses providing value-added telecommunication services in China, including online information services.

•

There are uncertainties relating to the regulation of the Internet business in China, including evolving licensing practices, means that permits, licenses or operations at some of our companies may be subject to challenge. This may disrupt our business, or subject us to sanctions, requirements to increase capital or other conditions or enforcement, or compromise enforceability of related contractual arrangements, or have other harmful effects on us.

•

Certain People’s Republic of China government authorities have stated publicly that they are in the process of promulgating new laws and regulations that will regulate Internet activities. The areas of regulation may include online advertising, online news displaying, online audio-video program broadcasting and the provision of culture-related information over the Internet. Other aspects of our online operations may be regulated in the future. If our operations do not comply with these new regulations at the time they become effective, we could be subject to penalties.

The interpretation and application of existing People’s Republic of China laws, regulations and policies and possible new laws, regulations or policies have created substantial uncertainties regarding the legality of existing and future foreign investments in, and the businesses and activities of, Internet businesses in China, including our business.

Although we believe we comply with current People’s Republic of China regulations, we cannot assure you that the People’s Republic of China government would agree that these operating arrangements comply with People’s Republic of China licensing, registration or other regulatory requirements, with existing policies or with requirements or policies that may be adopted in the future. If the People’s Republic of China government determines that we do not comply with applicable law, it could revoke our business and operating licenses, require us to discontinue or restrict our operations, restrict our right to collect revenues, block our website, require us to restructure our operations, impose additional conditions or requirements with which we may not be able to comply, impose restrictions on our business operations or on our customers, or take other regulatory or enforcement actions against us that could be harmful to our business.

Our corporate actions are substantially controlled by our principal shareholders and affiliated entities.

Our principal shareholder, Top Interest International Limited, owns approximately 98% of our outstanding shares of common stock. This shareholder could exert substantial influence over matters such as electing directors and approving mergers or other business combination transactions. This concentration of ownership may also discourage, delay or prevent a change in control of us, which could deprive our shareholders of an opportunity to receive a premium for their shares as part of a sale of us and might reduce the price of our shares. These actions may be taken even if they are opposed by our other shareholders.

Risks Related to Doing Business in China

Adverse changes in economic and political policies of the People’s Republic of China government could have a material adverse effect on the overall economic growth of China, which could adversely affect our business.

Substantially all of our business operations are conducted in China. Accordingly, our results of operations, financial condition and prospects are subject to a significant degree to economic, political and legal developments in China. China’s economy differs from the economies of most developed countries in many respects, including with respect to the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. While the People’s Republic of China economy has experienced significant growth in the past 20 years, growth has been uneven across different regions and among various economic sectors of China. The People’s Republic of China government has implemented various measures to encourage economic development and guide the allocation of resources. Some of these measures benefit the overall People’s Republic of China economy, but may also have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations that are applicable to us. Since early 2004, the People’s Republic of China government has implemented certain measures to control the pace of economic growth. Such measures may cause a decrease in the level of economic activity in China, which in turn could adversely affect our results of operations and financial condition.

Regulation and censorship of information disseminated over the Internet in China may adversely affect our business and subject us to liability for information linked to our website.

The People’s Republic of China government has adopted regulations governing Internet access and the distribution of news and other information over the Internet. Under these regulations, Internet content providers and Internet publishers are prohibited from posting or displaying over the Internet content that, among other things, violates People’s Republic of China laws and regulations, impairs the national dignity of China, or is reactionary, obscene, superstitious, fraudulent or defamatory. Failure to comply with these requirements may result in the revocation of licenses to provide Internet content and other licenses and the closure of the concerned websites. In the past, failure to comply with such requirements has resulted in the closure of certain websites. The website operator may also be held liable for such censored information displayed on or linked to the website.

In addition, the Ministry of Information Industry has published regulations that subject website operators to potential liability for content displayed on their websites and the actions of users and others using their systems, including liability for violations of People’s Republic of China laws prohibiting the dissemination of content deemed to be socially destabilizing. The Ministry of Public Security has the authority to order any local Internet service provider to block any Internet website at its sole discretion. From time to time, the Ministry of Public Security has stopped the dissemination over the Internet of information which it believes to be socially destabilizing. The State Secrecy Bureau is also authorized to block any website it deems to be leaking State secrets or failing to meet the relevant regulations relating to the protection of State secrets in the dissemination of online information.

In June 2002, we were required to shut down our server for one week and pay a fine of RMB10,000 because our search results contained certain content that the public security authorities considered socially harmful. Renminbi or RMB is the Chinese currency. Although we attempt to monitor the content in our search results and on our post, a query-based online community, we are not able to control or restrict the content of other Internet content providers linked to or accessible through our websites, or content generated or placed on our message boards by our users. To the extent that People’s Republic of China regulatory authorities find any content displayed on our websites objectionable, they may require us to limit or eliminate the dissemination of such information on our websites, which may reduce our user traffic and have an adverse effect on our business. In addition, we may be subject to penalties for violations of those regulations arising from information displayed on or linked to our websites, including a suspension or shutdown of our online operations.

People’s Republic of China government authorities may deem certain third-party websites unlawful and could require us to remove links to such websites, which may reduce our user traffic and have a material adverse effect on our business.

The Internet industry in China, including the operation of online activities, is extensively regulated by the People’s Republic of China government. Various People’s Republic of China government authorities such as the State Council, the Ministry of Information Industry, the State Administration for Industry and Commerce, the State Press and Publication Administration and the Ministry of Public Security are empowered to issue and implement regulations governing various aspects of the Internet and online activities. Substantial uncertainties exist regarding the potential impact of current and future People’s Republic of China laws and regulations on Internet search providers. We are not able to control or restrict the operation of third-party websites linked to or accessible through our website. If third-party websites linked to or accessible through our websites operate unlawful activities such as online gambling on their websites, People’s Republic of China regulatory authorities may require us to remove the links to such websites or suspend or shut down the operation of such websites. This in turn may reduce our user traffic and adversely affect our business. In addition, we may be subject to potential liabilities for providing links to third-party websites that operate unlawful activities.

Intensified government regulation of Internet cafes could restrict our ability to maintain or increase user traffic to our website.

In April 2001, the People’s Republic of China government began tightening its regulation of Internet cafes. In particular, a large number of unlicensed Internet cafes have been closed. In addition, the People’s Republic of China government has imposed higher capital and facility requirements for the establishment of Internet cafes. Furthermore, the People’s Republic of China government’s policy, which encourages the development of a limited number of national and regional Internet cafe chains and discourages the establishment of independent Internet cafes, may slow down the growth of Internet cafes. Recently, the Ministry of Culture, together with other government authorities, issued a joint notice suspending the issuance of new Internet cafe licenses. It is unclear when this suspension will be lifted. So long as Internet cafes are one of the primary venues for our users to access our website, any reduction in the number, or any slowdown in the growth, of Internet cafes in China could limit our ability to maintain or increase user traffic to our website.

Uncertainties with respect to the People’s Republic of China legal system could adversely affect us.

We conduct our business primarily through our subsidiary and 188info. Our operations in China are governed by People’s Republic of China laws and regulations. Our subsidiaries are generally subject to laws and regulations applicable to foreign investments in China and, in particular, laws applicable to wholly foreign-owned enterprises. The People’s Republic of China legal system is based on written statutes. Prior court decisions may be cited for reference but have limited precedential value.

Since 1979, People’s Republic of China legislation and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, China has not developed a fully integrated legal system and recently-enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, because these laws and regulations are relatively new, and because of the limited volume of published decisions and their nonbinding nature, the interpretation and enforcement of these laws and regulations involve uncertainties. In addition, the People’s Republic of China legal system is based in part on government policies and internal rules (some of which are not published on a timely basis or at all) that may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until some time after the violation. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions in China based on United States or other foreign laws against us, our management or the experts named in the prospectus because we conduct substantially all of our operations in China and all of our officers reside outside the United States..

We conduct substantially all of our operations in China and substantially all of our assets are located in China. In addition, all of our senior executive officers reside within China. As a result, it may not be possible to effect service of process within the United States or elsewhere outside China upon our senior executive officers, including with respect to matters arising under U.S. federal securities laws or applicable state securities laws. Moreover, our People’s Republic of China counsel has advised us that the People’s Republic of China does not have treaties with the United States or many other countries providing for the reciprocal recognition and enforcement of judgment of courts.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests through actions against our management, directors or major shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

Governmental control of currency conversion may affect the value of your investment.

The People’s Republic of China government imposes controls on the convertibility of Chinese Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. We receive substantially all of our revenues in Chinese Renminbi. Under our current structure, our income is primarily derived from dividend payments from our People’s Republic of China subsidiaries. Shortages in the availability of foreign currency may restrict the ability of our People’s Republic of China subsidiaries and our affiliated entity to remit sufficient foreign currency to pay dividends or other payments to us, or otherwise satisfy their foreign currency denominated obligations. Under existing People’s Republic of China foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from the People’s Republic of China State Administration of Foreign Exchange by complying with certain procedural requirements. However, approval from appropriate government authorities is required where Chinese Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of bank loans denominated in foreign currencies. The People’s Republic of China government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay dividends in foreign currencies to our shareholders, including holders of our ADSs.

Recent People’s Republic of China regulations relating to acquisitions of People’s Republic of China companies by foreign entities may create regulatory uncertainties that could limit our People’s Republic of China subsidiaries’ ability to distribute dividends or otherwise adversely affect the implementation of our acquisition strategy.

The People’s Republic of China State Administration of Foreign Exchange (“SAFE”) issued a public notice in January 2005 concerning foreign exchange regulations on mergers and acquisitions in China. The public notice states that if an offshore company intends to acquire a People’s Republic of China company, such acquisition will be subject to strict examination by the relevant foreign exchange authorities. The public notice also states that the approval of the relevant foreign exchange authorities is required for any sale or transfer by the People’s Republic of China residents of a People’s Republic of China company’s assets or equity interests to foreign entities, such as us, for equity interests or assets of the foreign entities.

In April 2005, SAFE issued another public notice clarifying the January notice. In accordance with the April notice, if an acquisition of a People’s Republic of China company by an offshore company controlled by People’s Republic of China residents had been confirmed by a Foreign Investment Enterprise Certificate prior to the issuance of the January notice, each of the People’s Republic of China residents is required to submit a registration form to the local SAFE branch to register his or her respective ownership interests in the offshore company. The SAFE notices do not specify the timeframe during which such registration must be completed. The People’s Republic of China resident must also amend such registration form if there is a material event affecting the offshore company, such as, among other things, a change to share capital, a transfer of shares, or if such company is involved in a merger and an acquisition or a spin-off transaction or uses its assets in China to guarantee offshore obligations. We have notified our shareholders who are People’s Republic of China residents to register with the local SAFE branch as required under the SAFE notices. However, we cannot provide any assurances that all of our shareholders who are People’s Republic of China residents will comply with our request to make or obtain any applicable registrations or approvals required by these SAFE notices. The failure or inability of our People’s Republic of China resident shareholders to comply with the registration procedures set forth therein may subject us to fines and legal sanctions, restrict our cross-border investment activities, or limit our People’s Republic of China subsidiaries’ ability to distribute dividends to our company.

As it is uncertain how the SAFE notices will be interpreted or implemented, we cannot predict how these regulations will affect our business operations or future strategy. For example, we may be subject to more stringent review and approval process with respect to our foreign exchange activities, such as remittance of dividends and foreign-currency-denominated borrowings, which may adversely affect our results of operations and financial condition. In addition, if we decide to acquire a People’s Republic of China company, we cannot assure you that we or the owners of such company, as the case may be, will be able to obtain the necessary approvals or complete the necessary filings and registrations required by the SAFE notices. This may restrict our ability to implement our acquisition strategy and could adversely affect our business and prospects.

Fluctuation in the value of Chinese Renminbi may have a material adverse effect on your investment.

The value of Chinese Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions. On July 21, 2005, the People’s Republic of China government changed its decade-old policy of pegging the value of the Chinese Renminbi to the U.S. dollar. Under the new policy, the Chinese Renminbi is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. This change in policy has resulted in an approximately 2.0% appreciation of the Chinese Renminbi against the U.S. dollar. While the international reaction to the Chinese Renminbi revaluation has generally been positive, there remains significant international pressure on the People’s Republic of China government to adopt an even more flexible currency policy, which could result in a further and more significant appreciation of the Chinese Renminbi against the U.S. dollar. Our revenues and costs are mostly denominated in Chinese Renminbi, while a significant portion of our financial assets are denominated in U.S. dollars. We rely entirely on dividends and other fees paid to us by our subsidiaries and affiliated entity in China. Any significant revaluation of Chinese Renminbi may materially and adversely affect our cash flows, revenues, earnings and financial position, and the value of, and any dividends payable on, our equities in U.S. dollars. For example, an appreciation of Chinese Renminbi against the U.S. dollar would make any new Chinese Renminbi denominated investments or expenditures more costly to us, to the extent that we need to convert U.S. dollars into Chinese Renminbi for such purposes. An appreciation of Chinese Renminbi against the U.S. dollar would also result in foreign currency translation losses for financial reporting purposes when we translate our U.S. dollar denominated financial assets into Chinese Renminbi, as Chinese Renminbi or RMB is our reporting currency.

We face risks related to health epidemics and other outbreaks.

Our business could be adversely affected by the effects of SARS or another epidemic or outbreak. China reported a number of cases of SARS in April 2004. Any prolonged recurrence of SARS or other adverse public health developments in China may have a material adverse effect on our business operations. For instance, health or other government regulations adopted in response may require temporary closure of Internet cafes, which is where many users access our websites, or of our offices. Such closures would severely disrupt our business operations and adversely affect our results of operations. We have not adopted any written preventive measures or contingency plans to combat any future outbreak of SARS or any other epidemic.

Risks Related to This Offering

We Do Not Expect to Pay Dividends and Investors Should Not Buy Our Common Stock Expecting to Receive Dividends

We have not paid any dividends on our common stock in the past, and do not anticipate that we will declare or pay any dividends in the foreseeable future. Consequently, you will only realize an economic gain on your investment in our common stock if the price appreciates. You should not purchase our common stock expecting to receive cash dividends.

There Is No Assurance of a Public Market and that the Common Stock Will Ever Trade on a Recognized Exchange.

There is no established public trading market for our securities. We currently intend to seek a market maker to apply for a listing on the OTC Electronic Bulletin Board in the United States. Our shares are not and have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate its investment.

The offering price of the shares was arbitrarily determined, and therefore should not be used as an indicator of the future market price of the securities. Therefore, the offering price bears no relationship to the actual value of the company, and may make our shares difficult to sell.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $.49 for the shares of common stock was arbitrarily determined. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price is not an indication of and is not based upon our actual value. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

“Penny Stock” Rules May Make Buying Or Selling Our Common Stock Difficult

Trading in our securities is subject to the “penny stock” rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker- dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission’s regulations concerning the transfer of penny stocks. These regulations require broker- dealers to:

o	Make a suitability determination prior to selling a penny stock to the purchaser;
o	Receive the purchaser’s written consent to the transaction; and
o	Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

We may need additional capital, and the sale of additional equity securities could result in additional dilution to our shareholders.

We believe that our current cash and cash equivalents, anticipated cash flow from operations will be sufficient to meet our anticipated cash needs for the near future. We may, however, require additional cash resources due to changed business conditions or other future developments, including any investments or acquisitions we may decide to pursue. If our resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity securities could result in additional dilution to our shareholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results or prevent fraud.

We will be subject to reporting obligations under the U.S. securities laws. The Securities and Exchange Commission, or the SEC, as required by Section 404 of the Sarbanes-Oxley Act of 2002, adopted rules requiring every public company to include a management report on such company’s internal control over financial reporting in its annual report, which contains management’s assessment of the effectiveness of the company’s internal control over financial reporting. In addition, an independent registered public accounting firm must attest to and report on management’s assessment of the effectiveness of the company’s internal control over financial reporting. These requirements will first apply to our annual report for the fiscal year ending December 31, 2004. Our management may conclude that our internal control over our financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm may still decline to attest to our management’s assessment or may issue a report that is qualified if it is not satisfied with our controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. Our reporting obligations as a public company will place a significant strain on our management, operational and financial resources and systems for the foreseeable future. Prior to this offering, we have been a young, private company with limited accounting personnel and other resources with which to address our internal controls and procedures. As a result, when our independent auditors audited our consolidated financial statements for the three years ended December 31, 2004 in connection with this offering, they identified a number of control deficiencies in our internal control procedures which, in the judgment of our independent auditors, could adversely affect our ability to record, process, summarize and report financial data consistent with the assertions of our management in the financial statements. Specifically, the control deficiencies identified by our independent auditors consist of: (i) the lack of a consolidated manual for accounting policies and procedures relating to financial reporting, without which it would be difficult for our accounting and finance personnel to apply proper procedures and controls to transactions; (ii) inadequate approval procedures that involve accounting personnel in approving or amending the terms of contracts which may lead to transactions not properly reflected in the books and records; (iii) the lack of comprehensive credit control policies and procedures to monitor credits provided to customers which may lead to unauthorized credits provided to customers; and (iv) the lack of comprehensive checklists and procedures to address the pre-acquisition due diligence process and the accounting for business combinations, without which it would be difficult for us to reach a conclusion on proper accounting treatment for any acquisition in the most efficient manner. None of the control deficiencies discovered by our auditors were material weaknesses as described in Audit Standard No. 2 of the Public Company Accounting Standards Board, and they were not related to any fraudulent acts. We plan to remediate these control deficiencies in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404. If we fail to timely achieve and maintain the adequacy of our internal control, we may not be able to conclude that we have effective internal control over financial reporting at a reasonable assurance level. Moreover, effective internal control over financial reporting is necessary for us to produce reliable financial reports and is important to help prevent fraud. As a result, our failure to achieve and maintain effective internal control over financial reporting could result in the loss of investor confidence in the reliability of our financial statements, which in turn could harm our business and negatively impact the trading price of our shares. Furthermore, we anticipate that we will incur considerable costs and use significant management time and other resources in an effort to comply with Section 404 and other requirements of the Sarbanes-Oxley Act.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is not currently traded on any recognized stock exchange. There is no current public trading market for our shares of common stock. After this Registration Statement becomes effective, we intend to apply for a quotation on the OTC Bulletin Board. There is no assurance that our shares of common stock will be quoted on the OTC Bulletin Board.

January 13, 2006 we had 50 Stockholders holding an aggregate of 10,250,000 shares of our common stock.

As of January 13, 2006, we did not have any shares that were eligible to be sold under Rule 144 of the 1933 Securities Act.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information as of January 13, 2006, with respect to compensation plans under which our equity securities are authorized for issuance:

	(a)	(b)	(c)
	_________________	_________________	_________________
	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation	None
Plans approved by
Security holders

Equity compensation	None
Plans not approved
By security holders
Total

USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price of $.49 was determined by using the price shares were sold to our shareholders in our most recent private placement pursuant to Regulation D, Rule 506 of the Securities Act of 1933.

The offering price of the shares of our common stock has been determined arbitrarily by us and will not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Although our common stock is not listed on the Over The Counter Bulletin Board (OTCBB), we attempt to locate a market maker and to file to obtain a listing on the (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. Although there are no requirements for listing on the OTCBB, there is no assurances that our common stock will be approved to trade on the OTCBB. We have had discussions with one market maker regarding the filing of our application for trading on the OTCBB. However, there is no assurance that our common stock, even if it becomes listed on the OTCBB, will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

DIVIDENDS

To date, we have not declared or paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock, when issued pursuant to this offering. Although we intend to retain our earnings, if any, to finance the development and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

PENNY STOCK CONSIDERATIONS

Our common stock is a penny stock; therefore, trading in our securities is subject to penny stock considerations. Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00. Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion and analysis provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read in conjunction with our financial statements and notes thereto appearing in this prospectus.

Caution Regarding Forward-Looking Information

Certain statements contained in this filing, including, without limitation, statements containing the words “believes”, “anticipates”, “expects” and words of similar import, constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Artcraft V, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause differences include, but are not limited to, those discussed in “risk factors”.

Such factors include, among others, the following: international, national and local general economic and market conditions: demographic changes; the ability of us to sustain, manage or forecast our growth; the ability of us to successfully make and integrate acquisitions; raw material costs and availability; new product development and introduction; existing government regulations and changes in, or the failure to comply with, government regulations; adverse publicity; competition; the loss of significant customers or suppliers; fluctuations and difficulty in forecasting operating results; changes in business strategy or development plans; business disruptions; the ability to attract and retain qualified personnel; the ability to protect technology; and other factors referenced in this and previous filings.

Given these uncertainties, readers of this registration statement on Form SB-2 and investors are cautioned not to place undue reliance on such forward-looking statements. Artcraft V disclaims any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

Overview

Artcraft V, Inc. was incorporated under the laws of the State of Delaware on June 7, 2004. On November 7, 2005, the Company entered into an Exchange Agreement with Top Interest International Limited (“Top Interest”). Top Interest owns 70% equity interest of Shenzhen Xin Kai Yuen Info Consult Co., Ltd. (“188.com”) which operates 188info.com, a professional information searching platform that categorized the information it provides based on geography. Top Interest was incorporated under the laws of the British Virgin Islands. 188.com was legally established under the laws of the People’s Republic of China. When used in these notes, the terms “Company”, “we”, “our” or “us” mean Artcraft V, Inc. and its subsidiaries.

On November 7, 2005, the Company entered into an Exchange Agreement with Top Interest, a company incorporated under the laws of the British Virgin Islands. Top Interest owns 70% of equity interest of 188.com which is incorporated under the laws of the People’s Republic of China, and is engaged in the business of providing information search engine, online web application and image designing, digital network service, online market research, online promotion and advertising services, and query searches for both individuals and businesses.

Pursuant to the Stock Purchase and Share Exchange Agreement, the Company purchased all of the issued and outstanding shares of Top Interest form the shareholders for issuance of a total of 10,000,000 shares of the Company’s common stock, or approximately 97.56% of the total issued and outstanding shares. This transaction closed on November 7, 2005.

As a result of the exchange agreement, the reorganization was treated as an acquisition by the accounting acquiree that is being accounted for as a recapitalization and as a reverse merger by the legal acquirer for accounting purposes. Pursuant to the recapitalization, all capital stock shares and amounts and per share data have been retroactively restated. Accordingly, the financial statements include the following:

(1) The balance sheet consists of the net assets of the accounting acquirer at historical cost and the net assets of the legal acquirer at historical cost.

(2) The statements of operations include the operations of the accounting acquirer for the period presented and the operations of the legal acquirer from the date of the merger.

We operate our business through our wholly owned subsidiary, Top Interest International Limited, which operates 188Info.

188Info provides a number of services including information search engine, online web application and image designing, digital network service, online market research, online promotion and advertising services, and query searches for both individuals and businesses.

We believe 188Info has a strong reputation among Shenzhen residents who use 188 Info to publish and search for information.

We also believe 188Info enjoys several competitive advantages including innovative information categorization, sophisticated product and service categorization. For example, 188Info’s categories include career services, real estate, lodging accommodations, transportation, computer networking, communications electronics, furniture, gifts and apparel, printing presses, and other businesses. Information is presented in a variety of ways to enhance readability.

188Info has adopted a rapid development plan and has succeeded in our opinion in becoming one of the major information websites for Chinese in a relatively short time period. 188Info has achieved its success on the basis of a modest initial investment.

During the past year, our operations have been devoted primarily to developing a business plan, developing and designing our website, preparing to bring the website online and raising capital for future operations and administrative functions. We are completing a website to be utilized in various real estate services such as relocation, listings of real estate sales or rentals, mortgage information and other real estate related information or content. We have not spent any money for research and development.

The Company is now engaged in the business of mobile phone, facsimile machines distribution.

Plan of Operations

We intend to grow through internal development and strategic alliances. Because of uncertainties surrounding our development and limited operating history, we anticipate incurring development stage losses in the foreseeable future. We have already incurred significant net losses, with a net loss of $21,334 in the first quarter of 2006 and a net loss of $255 in 2005. The difference was due to an increase in operating expenses, and as we attempt to grow are business, these expenses will certainly increase. Also, we may incur substantial net losses in the future due to the relatively high risk associated with our revenue and the high level pf planned operating and capital expenditures, including sales and marketing costs, personnel hires, and product development. Also, maintaining and further developing our brand is critical to our ability to expand our user base and our revenues. We believe that the importance of brand recognition will increase as the number of Internet users in China grows. In order to attract and retain Internet users, advertisers, subscribers, and wireless and e-commerce customers, we may need to substancially increase our expenditures for creating and maintaining brand loyalty. If our revenues do not increase proportionately, our results of operations and liquidity will suffer. For some periods, we may have net profits; however, we may not sustain profitability over time.

Accordingly, our ability to achieve our business objectives is contingent upon our success in raising additional capital until adequate revenues are realized from operations. During the next twelve months, we expect to take the following steps in connection with the development of our business and the implementation of our plan of operations:

1) Initiate substantive construction of our corporate website. We currently have constructed a comprehensive and well designed site webpage at www.188info.com which outlines the products and services that we offer and such website includes additional sub-pages, our phone and email information, navigational tools and a more detailed description of our products and services. 188 infonet features a wide range of Web advertisement. Web advertising can reach any part of the world equally fast, which is an impossible feat for conventional advertisement. Our multimedia presentation is rich in audio, and video. Our web content is interactive by nature. Current programs such as Flash, Shockwave provide vivid, animated interaction.

The next stage of web development will focus on promoting 188 infonet and expand its influence into people’s daily activities. Including a plan to discuss with various industries consultants to assist us, as well as companies within the industry to partner with; further promote of 188Info and develop related websites to attract a younger demographic and achieve one million hits on a daily basis; Establish a community information service in Shenzhen by cooperating with communities, Such as publish yellow pages in Shenzhen.

Incorporation of these services could run from $2,500 to $100,000 depending upon the level of detail in these services and the nature of the partnerships reached. If we reach partnerships whereby we incorporate other company’s services into our site and co-brand with partners, programming will be far simpler and thereby cheaper than if we have to offer users the ability to design their own service requests.

Further website expansion in 2006 and 2007 will be in various phases subject to revenue and capital availability.

2) Within 30 days of effectiveness of our SB-2 filed on January 13, 2006, we will seek a quotation for our common shares on the OTC Bulletin Board. We anticipate that the date of the application for the quotation will be by the end of the year and there are no fees to us for such filing. At such time, we will also begin discussions with various potential real estate consultants to assist us, as well as companies within the industry to partner with. We have already commenced the process of searching for consultants and partners and will continue to do so in an ongoing manner and we believe that such consultants will also be secured by the end of year. Our preference would be to structure deals that have little cash outlays and reward consultants with stock and percentages of revenue and profits, however, consultants could require monthly fees of $2,000 to $8,000 a month. We do not anticipate any costs being involved with our initial partnership as we will attempt to strike partnership deals that are revenue and profit-sharing arrangements;

3) Within 60 days of effectiveness of this prospectus, identify funding options to raise additional capital for the company and key geographic markets to target during our first phase of operations. We intend to seek funding options such as equity or debt financing. However, currently we have had no preliminary discussions with any group regarding such financing. As we develop and the overall economic climate improves, we expect to be in a better position to raise outside capital later in 2006. The only associated costs for such funding may be the due diligence costs or expenses associated with putting a financing deal together. The costs would be as much as 5%-6% of the funding raised, but any such fees would be taken out of the closing of the funding transaction. Searching for capital will likely be an ongoing process even if we raise an initial amount of funds. The only potential expenses would be if we decide to pay for outside research or if business trips are required.

4) Hire and train additional staff, including management, marketing staff, and administrative personnel; we anticipate hiring at a minimum 10 employees in the next twelve months. We anticipate hiring additional employees by the end of 2006. The number of employees hired will be dependent upon a variety of factors including our progress in implementing our business plan and available capital. Ultimately, we expect to require approximately $10,000 per month for payroll. We will need additional capital to meet these expenses and will scale down accordingly until we are in such a position. The hiring of employees will be an ongoing process during the company’s existence.

We intend to grow through internal development and strategic alliances.

Because of uncertainties surrounding our development and limited operating history, we anticipate incurring development stage losses in the foreseeable future. Our ability to achieve our business objectives is contingent upon its success in raising additional capital until adequate revenues are realized from operations.

Results of Operations

The following table presents certain consolidated statement of operations information for the three month periods ended March 31, 2006 and 2005. Certain columns may not add due to rounding.

	2006	2005
Sales, net	$5,657	$4,737
General and Administrative Expense	29,028	5,102
Income (Loss) from Operations	$ (23,371)	$ (365)

Net sales

Net sales for the three month periods ended March 31, 2006 totaled $5,657 compared to $4,737 as of the three month periods ended March 31, 2005, an increase of $920 or approximately 19.4%. The increase was due to the increase in the number of new clients.

Operating Expense

Operating expense for three month periods ended March 31, 2006 totaled $29,028 or approximately 513.3% of net sales, compared to $5,102 or approximately 107.7% for the three month periods ended March 31, 2005. The increase in operating expense of $23,926 or approximately 469% was due to increased expenses incurred during expansion of the business.

Loss from Operations

Loss from operations for the three month periods ended March 31, 2006 was $23,371 as compared to loss from operations of $365 for three month periods ended March 31, 2005, a decrease of $23,006 or approximately 6303%. The decrease was due reasons stated above.

Interest Expense

Interest expense for the three month periods ended March 31, 2006 totaled $73 compared to $0 for the three month periods ended March 31, 2005, an increase of $73. The increase in interest expense was due to the indebtedness related to the acquisition of fixed assets.

Net Loss

Net loss was $21,334 for the three month periods ended March 31, 2006 compared to net loss of $255 for three month periods ended March 31, 2005, a decrease of $21,079 or 8267%. The decrease was due to the increased operating expenses

Capital Resources and Liquidity

As of January 13, 2006, we had $19,975.82 in cash. Our general and administrative expenses are expected to average $1,700 per month for the next 12 months. We believe we have sufficient cash to meet our minimum development and operating costs for the next 12 months. Such costs include sales and marketing costs, personnel hires, and product development. Maintaining and further developing our brand is critical to our ability to expand our user base and our revenues. We believe that the importance of brand recognition will increase as the number of Internet users in China grows. In order to attract and retain Internet users, advertisers, subscribers, and wireless and e-commerce customers, we may need to substantially increase our expenditures for creating and maintaining brand loyalty. If our revenues do not increase proportionately, our results of operations and liquidity will suffer. As a result, we will need to raise additional capital to continue our operations past 12 months, and there is no assurance we will be successful in raising the needed capital.

Cash Requirements and Additional Funding

The only cash requirements we presently have are for professional fees. We estimate this amount to be approximately $1,700 per month. Our present cash available should be able to satisfy this for the next two years period. Due to difficult market conditions, we are focusing on growing through strategic alliances without the necessity of outlaying cash.

Nine Months Ended September 30, 2005 and Nine Months Ended September 30, 2004

-Sales-

Net sales or revenue for the nine months ended September 30, 2005 were $15,107 versus $7,254 in revenues for the nine months ended September 30, 2004, an increase of 108.3%. The increase of the revenue is due to the increase of users and customers.

-Income / Loss-

Income (loss) from operations for 2005 was $(1,565) as compared to loss from operations of $(1,766) for 2004, a decrease of $(3,331) or approximately 188.6%. The decrease was due to the increase in operating expenses. Our annual and quarterly operating results have varied significantly in the past, and may vary significantly in the future. As a result, we believe that year-to-year and quarter-to-quarter comparisons of our operating results are not a good indication of our future performance. In addition, we have experienced very high growth rates in the twelve months ended December 31, 2004 and there may be expectations that these growth rates will continue. It is likely that in some future quarter, our operating results will be below the expectations of public market analysts and investors. In this event, the trading price of our common stock may fall.

-Expenses-

Expenses (include General and Administrative Expenses and Interest Expenses) for the nine months ended September 30,, 2005 were $16,176 versus $6,008 in the comparable period in 2004. The increases in expenses during the nine months ended September 30, 2005 were attributed to the inclusion of new service engagement fees and other miscellaneous expenses in forwarding our business plan.

The new expenses include server management fees, networking service fess, and server hosting management system fees that we did not have in 2004.

If one or more of our key executives and employees are unable or unwilling to continue in their present positions, we may not be able to easily replace them and our business may be severely disrupted. In addition, if any of these key executives or employees joins a competitor or forms a competing company, we may lose customers and suppliers and incur additional expenses to recruit and train personnel. At times, we may see a 20% or sometimes a 30 % increase in expenditures in management fee.

If one or more of our key executives and employees are unable or unwilling to continue in their present positions, we may not be able to easily replace them and our business may be severely disrupted. In addition, if any of these key executives or employees joins a competitor or forms a competing company, we may lose customers and suppliers and incur additional expenses to recruit and train personnel. In order to attract and retain Internet users, advertisers, subscribers, and wireless and e-commerce customers, we may need to maintain this expenditure to create and maintain brand loyalty and consequently increase in sales and net income.

This trend could increase our operating expenses and could adversely affect our ability to obtain content at an economically acceptable cost.

-Cost of Sales-

Cost of sales for the nine months ended September 30, 2005 was $0 versus $0 in the comparable period in 2004. There was no cost of sales in our business.

BUSINESS - OUR COMPANY

A Summary of What We Do

We are an Internet based company whose goal is to develop a web site to be utilized in various services such as information search engine, online web application and image designing, digital network service, online market research, online promotion and advertising services, and query searches for both individuals and businesses.

Our sole business operation is in Shenzen; however, because 188info provides a trustworthy, efficient middle ground for users to find all the basics in their local area, our management and operational impact is not limited to Shenzen, but rather to all the cities we have reached out to on our service map.

When 188info first began, it was a local community forum for classifieds – a place for Shenzheners to find jobs, housing, goods and services, social activities, romance, advice, community information, and just about anything else. Over time, people started posting items in different areas: jobs, goods for sale, apartments/houses. This resulted in increased traffic. Gradually, 188info became an information middle ground for thousands of Shenzheners.

Similarly, there are thousands of internet users in other cities throughout China. 188info expanded its services to all major cities in China and became an important information source for rural/suburban residents as well. 188info owns its websites.

188info’s categories include career services, real estate, lodging, accommodations, transportation, computer networking, communications, electronics, furniture, gifts and apparel, printing presses, and other businesses. At the moment, 188info is working to improve and expand its real estate category.

Property developers directly sell housing units to consumers; 188info’s focus is in the secondary market where these units are resold. 188info is completing a real estate page to assist users in finding relevant information as well as to help users buy, sell and lease real estate.

Real estate searches correlate directly to needs for other information, such as schools, transportation, lodging accommodations, furniture, etc. We plan to address the specific needs of our customers by offering individual products and services and tailored solutions to maximize the effectiveness of their search efforts. We aim to better understand their online needs through regular customer dialogues. This will contribute to our business by allowing us to cross-sell our various products and services.

At present we have no real property and we maintain an office at Baimang Checking Station 1st Building South Mountain Xili Town, Shenzhen, China. Our corporate staff consists of people with experience in the Internet industry. Our telephone number is 011- 775-27653497.

Predecessor

Artcraft V Inc. was incorporated on June 7, 2004, under the laws of the State of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions.

On December 20, 2004, China US Bridge Capital Ltd. purchased 100,000 shares of our issued and outstanding common stock from Scott Raleigh, our sole officer, director and shareholder at such time. The total of 100,000 shares represented all of our outstanding common stock. China US Bridge Capital Ltd. paid a total of $36,000 to Scott Raleigh for his shares. As part of the transaction, Scott Raleigh resigned as our President, Chief Executive Officer, Chief Financial Officer and Secretary effective December 20, 2004. Li Te Xiao was appointed as our President, Chief Executive Officer, Chief Financial Officer and Secretary as of December 20, 2004. Further, Li Te Xiao was appointed as the sole member of our Board of Directors. Scott Raleigh then resigned as a member of our board of directors.

On November 7, 2005, pursuant to a Stock Purchase Agreement and Share Exchange between us and Top Interest International Limited, we purchased all of the outstanding shares of Top Interest in consideration for the issuance of a total of 10,000,000 shares of our common stock. Pursuant to the agreement, Top Interest became our wholly owned subsidiary.

The following sets forth the business plan of Top Interest, our wholly owned subsidiary:

Top Interest owns 70% of Shenzhen Xin Kai Yuan Information Consulting Co., Ltd which operates 188Info (www.188info.com/), a professional information searching platform that categorizes the information it provides based on geographical boundaries. Shenzhen Xin Kai Yuan Information Consulting Co., Ltd provides a number of services including information search engine, online web application and image designing, digital network service, online market research, online promotion and advertising services, and query searches for both individuals and businesses.

Industry Background

Internet Users in China

The number of Internet users in China has grown rapidly. According to the China Internet Network Information Center’s (“CNNIC”) “17th Statistical Survey Report on The Internet Development in China” (January 2006), which can be found at www.cnnic.net.cn/download/2006/17threport-en.pdf there were approximately 110 million Internet users in China as of December 31, 2005. The number of Internet users is expected to reach approximately 133 million by the end of 2005 and to further grow at a CAGR of 24.2% from 2005 to 2007, according to iResearch. The table below sets forth the number of Internet users in China for the periods indicated and the Compound Annual Growth Rate (“CAGR”) from 2005 to 2007.

	2005	2006	2007	05 – 07 CAGR
Internet Users (in millions)	133	166	205	24.2%

Source: iResearch: China Internet Search Market Report 2004

Internet Search Users in China

China’s Internet search market is still at an early stage of development but is evolving rapidly as an increasing number of users seek information, products and services via the Internet. According to iResearch, there were approximately 83 million Internet search users in China in 2004, and the number of Internet search users is expected to grow at a CAGR of 27.5% from 2005 to 2007. The table below sets forth the number of Internet search users in China for the periods indicated and the CAGR from 2005 to 2007.

	2002	2003	2004	2005	2006	2007	05 –07 CAGR
Internet Search Users (in millions)	38	56	83	115	149	187	27.5%

Source: iResearch: China Internet Search Market Report 2004

With the acceleration of broadband penetration in China and the proliferation of Chinese language websites, the number of search queries in China has increased significantly. According to iResearch, the total number of queries per day was estimated to have reached approximately 188 million in 2004 and is expected to grow at a CAGR of 49.8% from 2005 to 2007, and the total number of queries per user per day is expected to grow from 2.3 per user in 2004 to 4.3 per user in 2007. The table below sets forth the total number of queries per day and queries per user per day for the periods indicated and the respective CAGR from 2005 to 2007.

	2002	2003	2004	2005	2006	2007	05 –07 CAGR
Total Queries Per Day (in millions)(1)	24	81	188	360	544	808	49.8%
Total Queries Per User Per Day(1)	0.6	1.4	2.3	3.1	3.6	4.3	17.8%

(1)	The historical data based on the results of a survey conducted in December of each year of Chinese Internet search providers and their estimated number of daily search queries processed.

Source: iResearch: China Internet Search Market Report 2004

Online Marketing in China

Similar to the trend in the U.S., Internet search in China has evolved from directory-based search to web search. Prior to 2001, Internet search in China mainly included directory-based search. Major forms of online marketing associated with directory-based search include pay-for-inclusion and fixed ranking marketing.

With the growth of Internet usage and the rapid development of the Internet search market in China, online marketing has become a more widely adopted marketing medium. IDC reported that in 2003, 43.8% of China’s Internet users clicked on various forms of online marketing, higher than Internet users in most parts of the Asia Pacific region (excluding Japan), and total online marketing revenues in China would amount to approximately US$130 million in 2004. The paid search market is expected to be the fastest growing segment of online marketing in the Asia Pacific region (excluding Japan) through 2007. Paid search is a business model that the customer is required to pay the amount of its bid when a user clicks on the customer’s listing in the search results. In the fixed ranking model, a customer pays a fixed fee to guarantee the display of its listing at a specified position on the search result page.

Forms of online marketing include paid search as well as online advertisements such as text links and graphical advertisements. The table below sets forth the various forms of online marketing as a percentage of total online marketing revenues in China for the periods indicated.

(% of Online Marketing Revenues)	2002	2003	2004	2005	2006
Paid Search	34.7%	37.9%	37.9%	43.3%	45.4%
Online Advertisements	60.8%	59.3%	60.0%	54.9%	53.1%
Email Advertisements	4.5%	2.8%	2.1%	1.8%	1.5%

Source: iResearch: China Internet Search Market Report 2004

Paid Search. Paid search is expected to be the fastest-growing segment of online marketing in China. iResearch estimates that paid search will comprise approximately 45% of online marketing revenues in 2006. The table below sets forth the various forms of paid search as a percentage of total paid search revenues in China for the periods indicated.

(% of Paid Search Revenues)	2002	2003	2004	2005	2006
Pay-for-performance	14%	43%	43%	51%	58%
Fixed Ranking	32%	22%	28%	24%	21%
Address Bar	50%	29%	24%	19%	15%
Others	4%	6%	5%	6%	6%

Source: iResearch: China Internet Search Market Report 2004

Auction-based P4P is a cost-effective platform designed to meet the need of businesses to reach the increasing number of Internet users. P4P enables a customer to bid for priority placement of its links in keyword search results. The customer is required to pay the amount of its bid when a user clicks on the customer’s listing in the search results. In the fixed ranking model, a customer pays a fixed fee to guarantee the display of its listing at a specified position on the search result page.

Online Advertisements. Online advertisements include text links, buttons, banners and other graphical advertisements. Online advertisements offered by search engines include both query sensitive and non-query sensitive advertising products. Advertisers purchase online advertising products directly from website operators or indirectly through advertising agents. iResearch estimates that online advertising revenues will comprise approximately 53% of online marketing revenues in 2006.

Unique Characteristics of Chinese Internet Search Market

Diverse Internet Search Needs. Internet users in China search for a variety of information, such as web pages, news and multimedia files. According to a survey of Internet search users in China conducted by iResearch in 2004, approximately 48% of those surveyed searched for MP3 files through search engines and approximately 35% of those surveyed searched for pictures. The following chart sets forth iResearch’s survey results.

Information Needs of Internet Search Users in China(1)

(1) Represents the percentage of Internet search users who searched for the specified type of information in 2004.

Source: iResearch: China Internet Search Market Report 2004

Complexity of the Chinese Language. The complexity of the Chinese language requires special language processing technologies to generate relevant results. Sentences in Chinese consist of phrases, equivalent to words in English, that are formed by multiple characters. A search engine must index and segment the Chinese text phrases before conducting keyword/phrase searches. Moreover, a Chinese language phrase generally has more synonyms and closely associated phrases than an English word. As a result, a Chinese language search engine must have a comprehensive database of synonyms and closely associated phrases in order to function effectively.

Large Base of Small and Medium-Sized Enterprise Customers. While large enterprises represent an important part of the paid search market, we believe that small and medium-sized enterprises comprise a substantial and growing portion of China’s potential paid search customer base. According to iResearch, the number of small and medium-sized enterprises in China is estimated to reach 24.8 million by the end of 2006. iResearch also forecasts that the number of small and medium-sized enterprises adopting some form of online marketing will grow from 410,000 in 2004 to 680,000 in 2006, representing a CAGR of 28.8%. Small and medium-sized enterprises are generally more likely to adopt paid search as a marketing medium given their relatively modest budgets. Paid search allows small and medium-sized enterprises to maximize the return on their spending by reaching potential consumers that they otherwise may not be able to reach cost-effectively.

Reliance on Distributors. China’s paid search market relies heavily on distributors to acquire customers, collect payments and provide customer service. 188Info pursues selective distributers to form strategic business alliances to acquire businesses, assets and technologies to compliment our existing capabilities and business. Meanwhile, we rely heavily on distributers to acquire customers, collect payments and provide customer service. This is in part due to the large, fragmented and less sophisticated small and medium-sized enterprise customer base, which is at an early stage of adopting paid search as a marketing medium. Moreover, since secure online payment and credit card systems are at early stages of development in China, distributors serve as an effective channel to collect payments from customers.

Our Strengths

We focus on providing Chinese language Internet search and related services. Our services are designed to enable our users to find relevant information efficiently online and to enable our customers to reach these users cost-effectively. We believe that our position in is primarily attributable to the following strengths:

Large Chinese Language Search Audience. We provide our customers with access to users from our websites, which consisted of over 76,000 third-party websites as of June 30, 2005. Our search engine significantly enhances our ability to attract users and to provide our customers with increased exposure to users who may be interested in their offerings.

Local Market Experience and Expertise. We have developed a significant understanding of the needs and preferences of our users and customers in China. We have expertise in developing search technologies that cater to the search behavior of Chinese users and address the unique features of Chinese language search. We also have a track record of successfully introducing and expanding our services to paid search customers across different regions of China. In addition, we have experience in operating in the highly regulated and rapidly evolving Internet industry in China.

Leading Technology. Our search technology provides users with relevant search results and customers with an efficient way to reach potential consumers. Our link-analysis, anti-spamming and Chinese language processing technologies form the core of our algorithmic search technology.

Extensive and Effective Distribution and Customer Service Network. Our customers can access our services directly or through our nationwide network of regional distributors. Our distributors sell our services to customers and collect payments for us. Our key distributors are restricted from selling similar products offered by our competitors during our contractual period. We also provide training to our distributors and evaluate their performance to ensure high-quality customer service. In addition, we, along with our distributors, provide training, keyword analysis and search reports to our customers to help them better understand our services and achieve higher return on investments.

Our distributors are in-house salesmen. We had 8 on our staff in 2004 and currently have 5. The salesmen are paid a monthly salary for their services. Distributer compensation for 2004 was RMB 55,357, or USD $6,680. For 2005, it was RMB 98,462, or USD 12,003.

Our Strategies

Our goal is to become a platform that provides users with the best way to find information and allows businesses to reach a broad base of potential customers. We intend to achieve our goal by implementing the following strategies:

Enhance User Experience and Increase Traffic. We believe that continuous improvement of our users’ experience is essential to increasing traffic to our websites. We plan to develop and introduce new features and functions to our search services, including new forms of searchable content. We also plan to refine our search algorithms and other related technologies, increase the size of our indexes and improve index refresh rates to enable users to find relevant information more efficiently.

Grow Online Marketing Business. We intend to grow our online marketing business by attracting potential customers and increasing spending per customer on our services. We plan to address the specific needs of our customers by offering individual products and services and tailored solutions to maximize the effectiveness of their marketing efforts. We aim to better understand their online marketing needs through regular customer dialogues, cross selling of our various products and services and introduction of new and innovative online marketing solutions.

Pursue Selective Strategic Acquisitions and Alliances. We intend to pursue selective strategic acquisitions of businesses, assets and technologies that complement our existing capabilities and business.

Products and Services for Users

We focus on offering products and services that enable our users to find relevant information quickly and easily. We offer the following services at 188info.com to users free of charge:

Web Search. Our web search allows users to locate information, products and services using Chinese language search terms. Through our search software, we build and continuously refine a large database of Chinese synonyms and closely associated phrases, which is essential for accurate and efficient execution of Chinese language searches. The 188info.com home page prominently features a search box that is designed to load quickly. After entering a search query, users are generally presented with a list of search results, which may include our customers’ links. Users can then access the desired websites by clicking on the hypertext links displayed in the search results.

In addition to providing access to more than 740 million indexed Chinese language web pages, we have integrated additional features into our web search that help users find information more easily. Our web search includes the following features:

•	Related Search – provides alternative search terms based on the original queries to help users find relevant web pages quickly;

•	Search in Results – enables users to conduct additional searches within the initial search results;

•	Search by Chinese Phonetics (Pinyin) – enables users to conduct quick searches by entering Chinese phonetics with letters of the English alphabet instead of Chinese characters;

•

Advanced Search – enables users to create more focused queries by employing techniques such as narrowing results to specified words or phrases, document formats, geographic regions, time frames or websites;

•	Travel Information – enables users to check domestic train and flight schedules as well as schedules of international flights departing from or arriving in China; and

•	Calculator – performs basic arithmetic and complicated math and converts between units of measure.

Other Prospective Services. We are continuously developing and introducing new products to make 188info.com more attractive to our users. In 2005, Top Interest will continue to promote 188Info in an effort to expand its usefulness among Chinese citizens. Our plans include:

•	Further promotion of 188Info and development of related websites to attract a younger demographic and achieve one million hits on a daily basis.

•	Promotion of a commercials exchange among various industries
•	Establishment of a community information service in Shenzhen by cooperating with communities
•	Publication of yellow pages in Shenzhen

Competition

The Internet search industry in China is rapidly evolving and highly competitive. Our primary competitors include U.S.-based Internet search providers and Chinese Internet companies. We compete with these entities for both users and customers on the basis of user traffic, quality (relevance) and quantity (index size) of search results, availability and ease of use of our products and services, the number of customers, distribution channels and the number of associated third-party websites. We also face competition from traditional advertising media.

U.S.-based Internet Search Providers. U.S.-based Internet search providers, such as Google, Yahoo! and Microsoft, have a strong global presence, well-established brand names, more users and customers and significantly greater financial resources than we do. The People’s Republic of China government regulates the Internet industry extensively, including foreign investment and license and permit requirements. We may face more intense competition from our U.S. competitors as the regulatory environment in China evolves, online payment systems and Internet infrastructure in China mature, and our U.S. competitors increase their business activities in China.

Chinese Internet Companies. Chinese Internet portals such as Sina, Sohu and Netease offer a broad range of online services, including news, wireless value-added services, email, online shopping, chat rooms and community networks. Sina recently launched its self-developed search engine, “iAsk.” Each of our Chinese Internet portal competitors has generated significant traffic, a loyal user base and a large and broad customer base. These portals have widely recognized brand names in China and greater financial resources than we do. We compete with these portals primarily for user traffic and online advertising. We also face growing competition from other Internet search service providers such as Sougou, Yisou and Zhong Sou. In addition, we compete with B2B service providers such as Alibaba.

Traditional Advertising Media. Traditional advertising media, such as newspapers, yellow pages, magazines, billboards and other forms of outdoor media, television and radio, compete for a share of our customers’ marketing budgets. Large enterprises currently spend a relatively small percentage of their marketing budgets on online marketing as compared to the percentage they spend on traditional advertising media.

Web Search Technology

Our web search technology applies a combination of techniques to determine the importance of a web page independent of a particular search query and the relevance of that page to a particular search query.

Link Analysis Techniques. Link analysis is a technique that determines the relevance between a user query and a web page by evaluating the combination of the anchor texts and the number of web pages linked to that web page. We treat a link from web page A to web page B as a “vote” by page A in favor of page B. The subject of the “vote” is described in the anchor texts of that link. The more “votes” a web page gets, the higher the relevance. We compare search queries with the content of web pages to help determine relevance. Our text-based scoring techniques do more than count the number of times a search term appears on a web page. For example, our technology determines the proximity of individual search terms to each other on a given web page, and prioritizes results that have the search terms near each other. Other aspects of a page’s content are also considered. By combining link analysis with our information extraction techniques, we are able to deliver relevant search results.

Information Extraction Techniques. We extract information from a web page using high performance algorithms and information extraction techniques. Our techniques enable us to understand web page content, delete extraneous data, build link structures, identify duplicate and junk pages and decide whether to include or exclude a web page based on its quality. Our techniques can process millions of web pages quickly. In addition, our anti-spamming algorithms and tools can identify and respond to spamming web pages quickly and effectively.

Web Crawling Techniques. Our powerful computer clusters and intelligent scheduling algorithms allow us to crawl Chinese web pages efficiently. We can easily scale up our system to collect billions of Chinese web pages. Our spider technology enables us to refresh web indices at intervals ranging from every few minutes to every few weeks. We set the index refresh frequency rate based on our knowledge of Internet search users’ needs and the nature of the information. For example, our news index is typically updated every three to six minutes throughout the day given the importance of timely information for news. We also mine multimedia and other forms of files from web page repositories.

Chinese Language Processing Techniques. We analyze and understand Chinese web pages by processing word-segmentation and utilizing an encoding method based on Chinese language characteristics. For example, we can identify Chinese names on a web page. When a user searches for a person based on the person’s Chinese name, we can display the web pages that are specifically related to that person. We also mine user behavior and search interests from our large search query logs. We provide additional web search features such as advanced search, spell check and search by Chinese phonetics (Pinyin).

We maintain our computer system at our corporate headquarters. Our operations are dependent upon our ability to protect our systems against damage from fire, hurricanes, power loss, telecommunications failure, break-ins, computer viruses and other events beyond our control. In an effort of avoiding these disastrous situations, we maintain access to the Internet through third-party providers. Any disruption in our Internet access, failure of our third party providers to handle higher volumes of users or damage or failure that causes system disruptions or other significant interruptions in our operations could have an adverse effect on our business.

For reliability, availability, and serviceability, we have created an environment in which each server can function separately. Key components of our server architecture are served by multiple redundant machines. We also use in-house and third party monitoring software. Our reporting and tracking systems generate daily traffic, demographic and advertising reports. We deploy load balance equipment to avoid single point failure.

Our portal must accommodate a high volume of traffic and deliver frequently updated information. Components or features of our portal have in the past suffered outages or experienced slower response times because of equipment of software downtime. These events have not had a material affect on our business to date, but such events could have a material adverse effect in the future.

In the effort to temper the effects of other natural disasters, we have developed a close working relationship with our service providers. Our operations depend on their ability to protect their systems against damage from fire, hurricanes, power loss, telecommunications failure, break-ins and computer viruses. They provide us with support services twenty-four hours per day, seven days per week, and also provide connectivity for our servers through multiple high speed connections. Multiple power supplies protect all facilities. While this level of protection is not perfect, it does provide adequate assurances that our business will continue to operate smoothly under most circumstances.

Large-Scale Systems Technology

We currently use a combination of off-the-shelf and custom software running on clusters of low-cost computers. Our investment in our large-scale system infrastructure has several key benefits: simplification of the storage and processing of large amounts of data, facilitation of the deployment and operation of large-scale products and services, automation of much of the administration of large-scale clusters of computers. Moreover, this large infrastructure is easily scalable to increases in traffic and dataset volume.

Our large-scale system infrastructure uses distributed software and high performance parallel computing technologies to provide high-quality web search services and web page collection with low cost computer clusters on a Linux operating system. We also have management information systems that enable us to perform tasks such as service operations, administrations, trouble-shootings and filtering with relative ease and efficiency. In addition, we have software systems that can test new ideas with real search queries to evaluate the actual effects without affecting live services.

Our infrastructure significantly improves the relevance of our search and advertising results by allowing us to apply superior search and retrieval algorithms that are computationally intensive. We believe this infrastructure also shortens our product development cycle and allows us to innovate more cost-effectively. We also constantly evaluate new hardware alternatives and software techniques to help further reduce our computational costs.

Operations

We will maintain our computer system at our corporate headquarters. Our operations are dependent upon our ability to protect our systems against damage from fire, hurricanes, power loss, telecommunications failure, break-ins, computer viruses and other events beyond our control. We will maintain access to the Internet through third-party providers. Any disruption in our Internet access, failure of our third party providers to handle higher volumes of users or damage or failure that causes system disruptions or other significant interruptions in our operations could have an adverse effect on our business.

GOVERNMENT AND STATE REGULATION

Internet Law

The Chinese government has enacted an extensive regulatory scheme governing the operation of business with respect to the internet, such as telecommunucations, Internet information services, international connections to computer information networks, information security, censorship and administrative protection of copyright. Our website is currently in compliance with all government and state regulations applicable to access, content or commerce on the internet.

Specifically, the People’s Republic of China (“PRC”) regulates online advertising, principally through the State Administration of Industry and Commerce (“SIAC”). Any entity that wishes to conduct advertising business in the PRC must first obtain approval from the SAIC or its local counterpart. We conduct our online advertising business through 188info.com, which holds an advertising operating license.

However, due to the increasing popularity and use of the Internet, it is possible that an additional number of laws and regulations may be adopted with respect to the Internet covering issues such as:

*	user privacy;
*	freedom of expression;
*	pricing;
*	content and quality of products and services;
*	taxation;
*	advertising;
*	intellectual property rights; and
*	information security

 The adoption of any such laws or regulations might decrease the rate of growth of internet use, which in turn could decrease the demand for our services, increase the cost of doing business or in some other manner have a material adverse effect on our business, financial condition and operating results. In addition, applicability to the Internet of existing laws governing issues such as property ownership, copyrights and other intellectual property issues, taxation, libel, obscenity and personal privacy is uncertain. The vast majority of such laws were adopted prior to the advent of the Internet and related technologies and, as a result, do not contemplate or address the unique issues of the Internet and related technologies.

Regulations on News Display

Displaying news on a website and disseminating news through the Internet are highly regulated in the People’s Republic of China. In November 2000, the State Council News Office and the Ministry of Information Industry promulgated the Provisional Measures for Administrating Internet Websites Carrying on the News Displaying Business. These measures require an Internet Communications Protocol operator (other than a government authorized news unit) to obtain State Council News Office approval to post news on its website or disseminate news through the Internet. Furthermore, the disseminated news must come from government-approved sources pursuant to contracts between the Internet Communications Protocol operator and these sources, copies of which must be filed with the relevant government authorities.

We provide our search users with links to other domestic websites that display news. According to our People’s Republic of China legal counsel, providing links to news stories in response to a search query does not constitute displaying news on a website or disseminating news through the Internet. Therefore, we are not required to obtain governmental approval for providing our search users with these news links.

Regulation on Internet Culture Activities

On May 10, 2003, the Ministry of Culture promulgated the Internet Culture Administration Tentative Measures, or the Internet Culture Measures. The Internet Culture Measures require Internet Communications Protocol operators engaging in “Internet culture activities” to obtain a license from the Ministry of Culture. The term “Internet culture activities” includes, among other things, online dissemination of Internet cultural products (such as audio-video products, gaming products, performances of plays or programs, works of art and cartoons) and the production, reproduction, importation, sale (wholesale or retail), leasing and broadcasting of Internet cultural products. The Internet Culture Measures do not state whether the measures apply to Internet search services that provide links to Internet cultural products, such as online audio-video products offered by third-party websites. According to our People’s Republic of China legal counsel, Internet search services that provide links to third-party websites do not currently constitute engaging in Internet culture activities under the Internet Culture Measures. We therefore believe that we do not need to obtain an Internet culture business operation license.

Regulation on Broadcasting Audio-Video Programs through the Internet

On January 7, 2003, the State Administration of Radio, Film and Television promulgated the Rules for Administration of Broadcasting of Audio-Video Programs Through the Internet and Other Information Networks, or the Broadcasting Rules. The Broadcasting Rules regulate Internet broadcasting of audio-video programs. According to the Broadcasting Rules, anyone who wishes to engage in Internet broadcasting activities must first obtain a license.

On April 23, 2005, the State Council announced a policy regarding investment by non-state-owned companies in culture-related business in China. The policy restricts investment by non-state-owned companies in audio-video broadcasting business or website news business, whether the business is conducted via Internet or otherwise. The policy authorizes the Ministry of Culture, the State Administration of Radio, Film and Television and the State Council News Office to adopt detailed implementation rules according to the policy. As we provide algorithm-generated links to third-party websites, we do not believe this policy would have direct adverse impact on our business and operations.

Regulations on Advertisements

The People’s Republic of China government regulates online advertising, principally through the State Administration for Industry and Commerce, or the SAIC. Under the Rules for Administration of Foreign Invested Advertising Enterprise, promulgated by the SAIC and Ministry of Commerce on March 2, 2004, and the Guidance Catalogue, foreign investors are currently permitted to own up to 70% of the equity interest, individually or collectively, in a People’s Republic of China advertising company. Starting December 10, 2005, there will be no limit on the percentage of foreign equity ownership.

Any entity that wishes to conduct advertising business in the People’s Republic of China must first obtain approval from the SAIC or its local counterpart. Although the People’s Republic of China laws or regulations at the national level do not specifically regulate online advertising businesses, certain provincial government authorities, such as the Beijing Administration for Industry and Commerce, or Beijing AIC, regulate online advertising businesses. In March 2001, Beijing AIC promulgated the Online Advertising Tentative Administrative Measures, which require Internet Communications Protocol operators that provide online advertising services within the municipality of Beijing to obtain an advertising operations license.

Regulation on Software Products

On October 27, 2000, the Ministry of Information Industry issued the Administrative Measures on Software Products, or the Software Measures, to strengthen the regulation of software products and to encourage the development of the People’s Republic of China software industry. Under the Software Measures, a software developer must have all software products imported into or sold in the People’s Republic of China tested by a testing organization approved by the Ministry of Information Industry. The software products must be registered with the Ministry of Information Industry or with its provincial branch. The sale of unregistered software products in the People’s Republic of China is forbidden. Software products can be registered for five years, and the registration is renewable upon expiration.

Regulations on Intellectual Property Rights

China has adopted legislation governing intellectual property rights, including trademarks, patents and copyrights. China is a signatory to the main international conventions on intellectual property rights and became a member of the Agreement on Trade Related Aspects of Intellectual Property Rights upon its accession to the WTO in December 2001.

Patent. The National People’s Congress adopted the Patent Law in 1984, and amended it in 1992 and 2000. The purpose of the Patent Law is to protect and encourage invention, foster applications of invention and promote the development of science and technology. To be patentable, invention or utility models must meet three conditions: novelty, inventiveness and practical applicability. Patents cannot be granted for scientific discoveries, rules and methods for intellectual activities, methods used to diagnose or treat diseases, animal and plant breeds or substances obtained by means of nuclear transformation. The Patent Office under the State Council is responsible for receiving, examining and approving patent applications. A patent is valid for a term of twenty years in the case of an invention and a term of ten years in the case of utility models and designs. A third-party user must obtain consent or a proper license from the patent owner to use the patent. Otherwise, the use constitutes an infringement of patent rights.

Copyright. The National People’s Congress amended the Copyright Law in 2001 to widen the scope of works and rights that are eligible for copyright protection. The amended Copyright Law extends copyright protection to Internet activities, products disseminated over the Internet and software products. In addition, there is a voluntary registration system administered by the China Copyright Protection Center.

To address copyright issues relating to the Internet, the People’s Republic of China Supreme People’s Court on November 11, 2000 issued the Interpretations on Some Issues Concerning Applicable Laws for Trial of Disputes Over Internet Copyright, or the Interpretations, which were subsequently amended on December 23, 2003. The Interpretations establish joint liability for Internet Communications Protocol operators if they knowingly participate in, assist in or incite infringing activities or fail to remove infringing content from their websites after receiving notice from the rights holder. In addition, any act intended to bypass circumvention technologies designed to protect copyrights constitutes copyright infringement.

To address the problem of copyright infringement related to the content posted or transmitted over the Internet, the People’s Republic of China National Copyright Administration and the Ministry of Information Industry jointly promulgated the Administrative Measures for Copyright Protection Related to the Internet on April 30, 2005. This measure became effective on May 30, 2005.

This measure applies to situations where an Internet Communications Protocol operator (i) allows another person to post or store any works, recordings, audio or video programs on the websites operated by such Internet Communications Protocol operator or (ii) provides links to, or search results for, the works, recordings, audio or video programs posted or transmitted by such person, without editing, revising or selecting the content of such material. Upon receipt of an infringement notice from a legitimate copyright holder, an Internet Communications Protocol operator must take remedial actions immediately by removing or disabling access to the infringing content. If an Internet Communications Protocol operator knowingly transmits infringing content or fails to take remedial actions after receipt of a notice of infringement, the Internet Communications Protocol operator could be subject to administrative penalties, including: cessation of infringement activities; confiscation by the authorities of all income derived from the infringement activities; and payment of a fine of up to three times the unlawful income or, in cases where the amount of unlawful income cannot be determined, a fine of up to RMB100,000. An Internet Communications Protocol operator is also required to retain all infringement notices for a minimum of six months and to record the content, display time and IP addresses or the domain names related to the infringement for a minimum of 60 days. Failure to comply with this requirement could result in an administrative warning and a fine of up to RMB30,000.

Under People’s Republic of China copyright laws, a copyright holder can sue Internet service providers for copyright infringement. For example, in 2004, a Chinese record company sued a Chinese Internet music content provider, alleging that the defendant enabled users to download certain MP3 music files without the plaintiff’s authorization. The Beijing Municipal Supreme People’s Court found the defendant liable for knowingly participating in infringing activities and fined the defendant RMB100,000 (US$12,082). On the other hand, in a 2001 case in which an author sued a Chinese Internet company for providing search links to a third-party website which displayed his book online without his authorization, the Haidian District People’s Court in Beijing held that the Internet company was not liable for providing algorithm-generated search links to the third-party website without knowledge of the website’s infringing activities. However, if an Internet search provider does not promptly remove links to the infringing content after receiving notices from the copyright holders, the Internet search provider can be held liable by a People’s Republic of China court. For example, in 2000, a copyright holder of a book brought a copyright infringement claim against another Chinese Internet company in the Beijing Intermediate People’s Court, alleging that the defendant provided search links to certain third-party websites that posted the plaintiff’s book without authorization and refused to remove such links to the infringing websites after the plaintiff requested the defendant to do so. The court found the defendant liable based primarily on the fact that it received notices of infringement from the plaintiff but did not timely remove the search links, and ordered the defendant to pay RMB3,000 (US$362.5) to the plaintiff as compensatory damage.

We do not host MP3 music files or movies on our servers. We provide algorithm-generated links to MP3 music files and provide index to movies located on third-party websites in response to our users’ search queries. We have adopted measures to mitigate copyright infringement risks. For example, our policy is to remove links to web pages if we know these web pages contain materials that infringe third-party rights or if we are notified by the legitimate copyright holder of the infringement.

Regulation of Information Security

The National People’s Congress has enacted legislation that prohibits use of the Internet that breaches the public security, disseminates socially destabilizing content or leaks state secrets. Breach of public security includes breach of national security and infringement on legal rights and interests of the state, society or citizens. Socially destabilizing content includes any content that incites defiance or violations of People’s Republic of China laws or subversion of the People’s Republic of China government or its political system, spreads socially disruptive rumors or involves cult activities, superstition, obscenities, pornography, gambling or violence. State secrets are defined broadly to include information concerning People’s Republic of China national defense, state affairs and other matters as determined by the People’s Republic of China authorities.

According to this legislation and other relevant regulations, Internet Communications Protocol operators must complete mandatory security filing procedures with local public security authorities and must also report any public dissemination of prohibited content.

Regulations on Internet Privacy

The People’s Republic of China Constitution states that People’s Republic of China laws protect the freedom and privacy of communications of citizens and prohibits infringement of such rights. In recent years, People’s Republic of China government authorities have enacted legislation on Internet use to protect personal information from any unauthorized disclosure. The Internet Measures prohibit an Internet Communications Protocol operator from insulting or slandering a third party or infringing upon the lawful rights and interests of a third party. Pursuant to the BBS Measures, Internet Communications Protocol operators that provide electronic messaging services must keep users’ personal information confidential and must not disclose such personal information to any third party without the users’ consent or unless required by law. The regulations further authorize the relevant telecommunications authorities to order Internet Communications Protocol operators to rectify unauthorized disclosure. Internet Communications Protocol operators are subject to legal liability if the unauthorized disclosure results in damages or losses to users. The People’s Republic of China government, however, has the power and authority to order Internet Communications Protocol operators to turn over personal information if an Internet user posts any prohibited content or engages in illegal activities on the Internet.

Regulations on Foreign Exchange

Foreign Currency Exchange

Pursuant to the Foreign Currency Administration Rules promulgated in 1996 and amended in 1997 and various regulations issued by the State Administration of Foreign Exchange and other relevant People’s Republic of China government authorities, RMB is freely convertible only to the extent of current account items, such as trade related receipts and payments, interest and dividends. Capital account items, such as direct equity investments, loans and repatriation of investment, require prior approval from the State Administration of Foreign Exchange or its provincial branch for conversion of RMB into a foreign currency, such as U.S. dollars, and remittance of the foreign currency outside the People’s Republic of China.

Payments for transactions that take place within the People’s Republic of China must be made in RMB. Unless otherwise approved, People’s Republic of China companies must repatriate foreign currency payments received from abroad. Foreign-invested enterprises may retain foreign exchange in accounts with designated foreign exchange banks subject to a cap set by State Administration of Foreign Exchange or its local counterpart. Unless otherwise approved, domestic enterprises must convert all of their foreign currency receipts into RMB.

EMPLOYEES

As of January 13, 2006, we have 10 full time employees. We will hire additional employees as we continue to implement our plan of operation. None of our employees are covered by a collective bargaining agreement, and we believe that our relationship with our employees is satisfactory.

DESCRIPTION OF PROPERTY

We currently use office space in a building located at Baimang Checking Station 1st Building South Mountain Xili Town, Shenzhen, China. The office space is approximated 1,000 square feet, at no cost to us. We have no properties and at this time have no agreements to acquire any properties. Management has agreed to continue this arrangement until we expand to a level exceeding the capacity of our current office space. There is presently no lease for the premises.

LEGAL PROCEEDINGS

To the best of our knowledge, there are no known or pending litigation proceedings against us.

MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information about our executive officers and directors.

NAME	AGE	POSITION
Li Te Xiao	28	President, Chief Executive Officer, Chief Financial Officer, Secretary and Director

Li Te Xiao was appointed as our Chief Executive Officer, Chief Financial Officer, President, Secretary and Director as of December 20, 2004. Li Te Xiao has been the General Manager for Shenzhen E’Jinie Technology Development Co., Ltd from 2001 to October, 2004. From 1999 to 2001, he also worked as the General Manager for Shun De Taiwan Fan Sai Te Lamp Manufacture, in Shun De, Guang Dong, China. Li Te Xiao Graduated with a bachelor degree in 1997 from Hubei Province Normal School with a major in English.

Li Te Xiao’s responsibilities/achievements in his previous positions relevant to 188info include:

•	managing all aspects of operations for a 270,000 square foot distribution center with a 94 person staff and a $3.4 million budget.

•	managing all aspects of operations for a 270,000 square foot distribution center with a 94 person staff and a $3.4 million budget.
•	Developing an operating budget for the Distribution center based on detailed forcasts and managing the distribution center to operate effectively within the operating budget.
•	Reducing the Distribution Center’s expenses by 30%, or $1.5 million, over a 2 year period while maintaining productivity levels, service quality and inventory accuracy.
•	Designed an employee productivity improvement incentive program that resulted in a 28% increase in productivity.
•	Developed a seasonal staffing program which eliminated the need for temporary labor
•	Directed the successful startup of a new distribution facility
•	Selected and implemented a warehouse management software system.

All officers and directors listed above will remain in office until the next annual meeting of our stockholders, and until their successors have been duly elected and qualified. There are no agreements with respect to the election of Directors. We have not compensated our Directors for service on our Board of Directors, any committee thereof, or reimbursed for expenses incurred for attendance at meetings of our Board of Directors and/or any committee of our Board of Directors. Officers are appointed annually by our Board of Directors and each Executive Officer serves at the discretion of our Board of Directors. We do not have any standing committees.

None of our Officers and/or Directors have filed any bankruptcy petition, been convicted of or been the subject of any criminal proceedings or the subject of any order, judgment or decree involving the violation of any state or federal securities laws within the past five (5) years.

Board Committees

The Board of Directors has established no committees.

Executive Compensation

To date, we have not entered into any employment agreements with our officers and do not presently intend to do so. Our officer does not receive any compensation for his services rendered and has not received such compensation in the past, and is not accruing any compensation pursuant to any agreement with us.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by us for the benefit of our employees.

The following table sets forth information concerning annual and long-term compensation, on an annualized basis for the 2004 and 2005 fiscal year, for our Chief Executive Officer and for each of our other executive officers (the “Named Executive Officers”) whose compensation on an annualized basis is anticipated to exceed $100,000 during fiscal 2004 and 2005.

SUMMARY COMPENSATION TABLE

ANNUAL COMPENSATION				LONG TERM COMPENSATION
NAME AND PRINCIPAL POSITION	FISCAL YEAR	OTHER SALARY	ANNUAL BONUS	RESTRICTED STOCK COMPENSATION	SECURITIES UNDERLYING AWARDS	OPTIONS (NO. OF SHARES)	ALL OTHER COMPENSATION

Li Te Xiao President Chief Executive Officer and Director	2004	$0	0	0	0	0	0

	2005	$0	0	0	0	0	0

	2006 (from June 1, 2005 through January 13, 2006)	$0	0	0	0	0	0

(1)	Our fiscal year ends December 31.

Our shareholders may in the future determine to pay Directors’ fees and reimburse Directors for expenses related to their activities.

STOCK OPTIONS

The following table sets forth information with respect to stock options granted to the Named Executive Officers during fiscal year 2005:

OPTION GRANTS IN FISCAL 2005

(INDIVIDUAL GRANTS)(1)

NAME	NUMBER OF SECURITIES UNDERLYING OPTIONS GRANTED	% OF TOTAL OPTIONS GRANTED TO EMPLOYEES IN FISCAL 2005	EXERCISE PRICE	EXPIRATION DATE

None

No Executive Officer held options during the 2004 or 2005 fiscal year. The following table sets forth information as to the number of shares of common stock underlying unexercised stock options and the value of unexercised in-the-money stock options at the 2004 and 2005 fiscal year ends: None

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

Aggregated Option Exercises and Fiscal Year-End Option Value Table. The following table sets forth certain information regarding stock options exercised during fiscal year ending December 31, 2005, by the executive officer named in the Summary Compensation Table.

Name	Shares acquired on exercise (#)	Value realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End(#) Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options at Fiscal Year- End($)(1) Exercisable/ Unexercisable

None

Employment Contracts - We presently do not have any employments agreements.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of January 13, 2006, certain information with respect to the beneficial ownership of the common stock by (1) each person known by us to beneficially own more than 5% of our outstanding shares, (2) each of our directors, (3) each Named Executive Officer and (4) all of our executive officers and directors as a group. Except as otherwise indicated, each person listed below has sole voting and investment power with respect to the shares of common stock set forth opposite such person’s name.

NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF OUTSTANDING SHARES (1)

5% STOCKHOLDERS –

Zu Da Xu Baimang Checking Station 1st Building South Mountain Xili Town, Shenzhen, China	10,000,000	97.56%

DIRECTORS AND NAMED EXECUTIVE OFFICERS

Li Te Xiao Baimang Checking Station 1st Building South Mountain Xili Town, Shenzhen, China	36,000	0.35%

All directors and executive officers as a Group (1 person)	36,000	0.35%

(1) Based on 10,250,000 shares issued and outstanding as of January 13, 2006. This table is based upon information obtained from our stock records. Unless otherwise indicated in the footnotes to the above table and subject to community property laws where applicable, we believe that each shareholder named in the above table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned.

SELLING STOCKHOLDERS

The shares being offered for resale by the selling stockholders consist of the 150,000 shares of common stock sold to 48 investors in the Regulation D Rule 506 private placement undertaken by us in May 2005. We are also registering 100,000 shares held by China US Bridge Capital Ltd. and 250,000 shares held by Top Interest International Limited. Other than Li Te Xiao, none of the selling stockholders have had within the past three years any position, office or other material relationship with us or any of our predecessors or affiliates.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of January 13, 2006 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name of selling stockholder	Shares of common Stock owned prior to offering(1)	Percent of Common Stock owned prior to offering(2)	Shares of common stock to be sold	Shares of common Stock owned After offering	Percent (2)
Fa Jia Wang	2,000	0.02%	2,000	0	0.00%
Hong Ze Liu	2,000	0.02%	2,000	0	0.00%
Li Li Liu	2,000	0.02%	2,000	0	0.00%
Mei Yu Liu	2,000	0.02%	2,000	0	0.00%
Shi Yong Liu	2,000	0.02%	2,000	0	0.00%
Ping Liu	2,000	0.02%	2,000	0	0.00%
Jin Fei Wang	2,000	0.02%	2,000	0	0.00%
Mei Ling Chen	2,000	0.02%	2,000	0	0.00%
Ya Ni Liu	2,000	0.02%	2,000	0	0.00%
Wen An Liu	2,000	0.02%	2,000	0	0.00%
Xi Yan Li	2,000	0.02%	2,000	0	0.00%
Lixian Xu	2,000	0.02%	2,000	0	0.00%
Mei Jiao Chen	2,000	0.02%	2,000	0	0.00%
Xi You Xu	2,000	0.02%	2,000	0	0.00%
Yan Hong Liu	2,000	0.02%	2,000	0	0.00%
Liu Ya Ni	4,000	0.04%	4,000	0	0.00%
Shao Hua Li	4,000	0.04%	4,000	0	0.00%
Li Te Xiao	36,000	0.35%	36,000	0	0.00%
Guo Jin Yu	1,000	0.01%	1,000	0	0.00%
Liang Zhen Jin	1,000	0.01%	1,000	0	0.00%
Xian Feng Xiao	1,000	0.01%	1,000	0	0.00%
Xin Xin Li	1,000	0.01%	1,000	0	0.00%
Xi Yan Huang	1,000	0.01%	1,000	0	0.00%
Ping Yuan	4,000	0.04%	4,000	0	0.00%
Da Ren Yuan	4,000	0.04%	4,000	0	0.00%

Jian Jun Xie	4,000	0.04%	4,000	0	0.00%
Yu Jiao Xiong	4,000	0.04%	4,000	0	0.00%
Kang Hua	4,000	0.04%	4,000	0	0.00%
Jin Jun Xiong	4,000	0.04%	4,000	0	0.00%
San Jin Xiong	4,000	0.04%	4,000	0	0.00%
Jiao Ming Ding	4,000	0.04%	4,000	0	0.00%
Liangzhu Chen	4,000	0.04%	4,000	0	0.00%
Quan Ming Wang	4,000	0.04%	4,000	0	0.00%
Liu Hong Ze	1,000	0.01%	1,000	0	0.00%
Chun Fen Liu	1,000	0.01%	1,000	0	0.00%
Gui Hua Li	1,000	0.01%	1,000	0	0.00%
Yue E Zhao	1,000	0.01%	1,000	0	0.00%
Sun Yan Liu	1,000	0.01%	1,000	0	0.00%
Zheng Xiang Huang	1,000	0.01%	1,000	0	0.00%
Hai Yan Fang	1,000	0.01%	1,000	0	0.00%
Yue Ming Yu	1,000	0.01%	1,000	0	0.00%
Xiao Ming Liu	3,000	0.03%	3,000	0	0.00%
Si Gui Peng	3,000	0.03%	3,000	0	0.00%
Xiao Rui Li	3,000	0.03%	3,000	0	0.00%
Zhi Yi Xu	3,000	0.03%	3,000	0	0.00%
Qun Lian Chen	3,000	0.03%	3,000	0	0.00%
Zhen E Xu	4,000	0.04%	4,000	0	0.00%
An Long Xiong	4,000	0.04%	4,000	0	0.00%
China US Bridge Capital Ltd	100,000	0.98%	100,000	0	0.00%
Zu Da Xu(3)	10,000,000	97.56%	10,000	9,990,000	97.46%

(1) Assumes that all of the shares of common stock offered in this prospectus are sold and no other shares of common stock are sold or issued during the offering period.

(2)   Based on 10,250,000 shares issued and outstanding as of January 13, 2006.

(3)  Zu Da Xu was the sole shareholder, director and beneficial owner of Top Interest International Limited before the merger with Artcraft V.

 None of the selling shareholders are broker-dealers or are affiliated with broker-dealers.

PLAN OF DISTRIBUTION

The shares may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers, dealers or underwriters who may act solely as agents or may acquire shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. We will file a post-effective amendment if the selling shareholders enter into an agreement, after effectiveness, to sell their shares to a broker-dealer. In addition, if these shares being registered for resale are transferred from the named selling shareholders and the new shareholders wish to rely on the prospectus to resell these shares, then a post-effective amendment will be filed naming these individuals as selling shareholders in accordance with the information required by Item 507 of Regulation S-B. The distribution of the shares may be effected in one or more of the following methods:

o	ordinary brokers transactions, which may include long or short sales,
o	transactions involving cross or block trades on any securities or market where our common stock is trading,
o	purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this prospectus,
o	“at the market” to or through market makers or into an existing market for the common stock,
o	in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents,
o	through transactions in options, swaps or other derivatives (whether exchange listed or otherwise), or
o	any combination of the foregoing, or by any other legally available means.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, underwriters or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). The selling stockholders and any broker-dealers acting in connection with the sale of the shares hereunder may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by them and any profit realized by them on the resale of shares as principals may be deemed underwriting compensation under the Securities Act of 1933. Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares.

We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $28,500.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We currently use space at Baimang Checking Station 1st Building South Mountain Xili Town, Shenzhen. We occupy such space for no charge from Li Te Xiao, our director and Chief Executive Officer. We do not have a written agreement with Mr. Xiao for the occupation of such space.

Throughout our history, our Board of Directors and stockholders have made loans to us to cover operating expenses or operating deficiencies. We have loaned money to relatives and associates of our major stockholder, Top Interest International Limited. These amounts do not bear interest and are not collateralized.

As of December 31, 2004, we had a loan receivable from our subsidiary and majority shareholder, Top Interest International Limited, in the amount of $242.

On December 20, 2004, China US Bridge Capital Ltd. purchased 100,000 shares of our issued and outstanding common stock from Scott Raleigh, our sole officer, director and shareholder at such time. The total of 100,000 shares represented all of our outstanding common stock. China US Bridge Capital Ltd. paid a total of $36,000 to Scott Raleigh for his shares. As part of the transaction, Scott Raleigh resigned as our President, Chief Executive Officer, Chief Financial Officer and Secretary effective December 20, 2004. Li Te Xiao was appointed as our President, Chief Executive Officer, Chief Financial Officer and Secretary as of December 20, 2004. Further, Li Te Xiao was appointed as the sole member of our Board of Directors. Scott Raleigh then resigned as a member of our board of directors.

Although we have no present intention to do so, we may, in the future, enter into other transactions and agreements relating to our business with our directors, officers, principal stockholders and other affiliates. We intend for all such transactions and agreements to be on terms no less favorable to us than those obtainable from unaffiliated third parties on an arm’s-length basis. In addition, the approval of a majority of our disinterested directors will be required for any such transactions or agreements.

We have no plans to issue any additional securities to management, promoters, affiliates or associates at the present time. If our Board of Directors adopts an employee stock option or pension plan, we may issue additional shares according to the terms of this plan. Although we have a very large amount of authorized but un-issued common stock, we intend to reserve this stock to implement continued expansion of the business.

We have no present intention of acquiring any assets by any promoter, management or their affiliates or associates.

There are no arrangements or agreements between non-management shareholders and management under which non-management shareholders may directly or indirectly participate in or influence our affairs. In the future, we will present all possible transactions between us and our officers, directors or 5% stockholders, and our affiliates to the Board of Directors for its consideration and approval. Any such transaction will require approval by a majority of the disinterested directors and such transactions will be on terms no less favorable than those available to disinterested third parties.

DESCRIPTION OF SECURITIES

The following is a summary description of our capital stock and certain provisions of our certificate of incorporation and by- laws, copies of which have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. The following discussion is qualified in its entirety by reference to such exhibits.

GENERAL

Our Articles of Incorporation authorize us to issue up to 100,000,000 Common Shares, $.001 par value per common share and 10,000,000 Preferred Shares, $.001 par value. As of January 13, 2006, there were 10,250,000 shares of our common stock issued and outstanding and no shares of our preferred stock outstanding.

COMMON STOCK

The holders of the common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Our certificate of incorporation and by-laws do not provide for cumulative voting rights in the election of directors. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of common stock are entitled to receive ratably such dividends as may be declared by the Board out of funds legally available therefore. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in the assets remaining after payment of liabilities. Holders of common stock have no preemptive, conversion or redemption rights.

Liquidation Rights.

Upon our liquidation or dissolution, each outstanding Common Share will be entitled to share equally in our assets legally available for distribution to shareholders after the payment of all debts and other liabilities.

Dividend Rights.

We do not have limitations or restrictions upon the rights of our Board of Directors to declare dividends, and we may pay dividends on our shares of stock in cash, property, or our own shares, except when we are insolvent or when the payment thereof would render us insolvent subject to the provisions of the Delaware Statutes. We have not paid dividends to date, and we do not anticipate that we will pay any dividends in the foreseeable future.

Voting Rights.

Holders of our Common Shares are entitled to cast one vote for each share held of record at all shareholders meetings for all purposes.

Other Rights.

Common Shares are not redeemable, have no conversion rights and carry no preemptive or other rights to subscribe to or purchase additional Common Shares in the event of a subsequent offering.

There are no other material rights of the common shareholders not included herein. There is no provision in our charter or by-laws that would delay, defer or prevent a change in control of us. We have not issued debt securities.

We do not have any outstanding options or warrants to purchase, or securities convertible into, our shares of common stock.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We engaged Kabani & Company, Inc. of Los Angeles, California, as our new independent auditors as of January 4, 2006. Prior to such date, we did not consult with Kabani & Company, Inc. regarding (i) the application of accounting principles, (ii) the type of audit opinion that might be rendered by Kabani & Company, Inc. or (iii) any other matter that was the subject of a disagreement between us and our former auditor as described in Item 304(a)(1)(iv) of Regulation S-B.

On January 4, our board of directors approved the dismissal of Webb & Company, P.A. (“Webb & Company”) as our independent auditor.

We have not had any disagreements with Webb & Company related to any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. For the year ended May 31, 2005 and through Webb & Company’s termination on January 4, 2006, there has been no disagreement between us and Webb & Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Webb & Company would have caused us to make a reference to the subject matter of the disagreement in connection with its reports.

Our Board of Directors participated in and approved the decision to change independent accountants. Webb & Company’s audit of our financial statements on Form 10-KSB for the year ending May 31, 2005 contained an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. Except as noted in the previous sentence, the reports of Webb & Company, P.A. contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to audit scope or accounting principles.

In connection with its review of financial statements through August 31, 2005, there have been no disagreements with Webb & Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Webb & Company would have caused them to make reference thereto in their report on the financial statements.

During the most recent review period and the interim period subsequent to January 4, 2006, there have been no reportable events with us as set forth in Item 304(a)(i)(v) of Regulation S-K.

We requested that Webb & Company furnish us with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter is filed as an Exhibit to this document.

CHANGE IN FISCAL YEAR END

On January 4, 2006, we elected to change our fiscal year end to December 31st based on the fiscal year end of our operating subsidiary. Based upon same, our next periodic filing will be our December 31, 2005 Form 10-KSB.

WHERE YOU CAN FIND MORE INFORMATION

You may read and copy any report, proxy statement or other information we file with the Commission at the Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. In addition, we file electronic versions of these documents on the Commission’s Electronic Data Gathering Analysis and Retrieval, or EDGAR, System. The Commission maintains a web site at http://www.sec.gov that contains reports, proxy statements and other information filed with the Commission.

For further information with respect to us or our common stock, you may refer to the registration statement and to the exhibits and schedules filed as part of the registration statement. You can review a copy of the registration statement and its exhibits and schedules at the public reference room maintained by the Commission, and on the Commission’s web site, as described above. You should note that statements contained in this prospectus that refer to the contents of any contract or other document are not necessarily complete. Such statements are qualified by reference to the copy of such contract or other document filed as an exhibit to the registration statement.

TRANSFER AGENT

We have not yet appointed a transfer agent for our common stock but intend to appoint a transfer agent upon effectiveness of this registration statement.

LEGAL MATTERS

The validity of our common shares offered will be passed upon for us by Anslow & Jaclin, LLP, Manalapan, New Jersey 07726.

EXPERTS

The financial statements included in this prospectus included elsewhere in the registration statement have been audited by Lichter, Yu and Associates, independent auditors, as stated in their report appearing herein and elsewhere in the registration statement and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

FINANCIAL STATEMENTS

ARTCRAFT V, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

JUNE 30, 2006

ARTCRAFT V, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

JUNE 30, 2006

Unaudited Condensed Consolidated Balance Sheet	2

Unaudited Condensed Consolidated Statements of Operations	3

Unaudited Condensed Consolidated Statements of Cash Flow	4

Notes to unaudited Condensed Consolidated Financial Statements	5

1

ARTCRAFT V, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
June 30, 2006
(Unaudited)

ASSETS
June 30, 2006

Current Assets
Cash and cash equivalents	$14,716
Other receivables	250
Note receivable	87,838
Total Current Assets	102,804

Property & equipment, net	23,379

Intangible assets, net	9,695

$135,878

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
Accounts payable and accrued expenses	$12,649
Loan payable to related party	118,924
Deferred revenue	2,817
Total Current Liabilities	134,390

Minority Interest	34,196

Stockholders' Equity

Common stock, $.001 par value, 100,000,000
shares authorized, 10,100,000 issued and outstanding	10,100
Shares to be issued, 150,000 shares of common stock	60,000
Additional paid in capital	42,700
Subscription receivable	(110,000)
Other accumulated comprehensive gain	1,096
Accumulated deficit	(36,604)
Total Stockholders' Deficit	(32,708)

$135,878

The accompanying notes are an integral part of these unaudited consolidated financial statements.

2

ARTCRAFT V, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Month Periods Ended		Six Month Periods Ended
	June 30, 2006	June 30, 2005	June 30, 2006	June 30, 2005

Revenue, net	$5,565	$4,909	11,222	$9,646

Operating Expenses:
General and administrative expenses	20,709	5,328	49,737	10,430

Loss from operations	(15,144)	(419)	(38,515)	(784)

Other (Income) Expense
Interest income	(1,165)	-	(2,253)	-
Other income	(525)	(6)	(525)	(116)
Interest expense	-	-	73	-

Total Other Expense	(1,690)	(6)	(2,705)	(116)

Net loss before minority interest	(13,454)	(413)	(35,810)	(668)

Minority interest	842	123	1,864	200

Net loss	(12,612)	(290)	(33,946)	(468)

Other comprehensive income
Foreign currency translation	373	-	1,134	-

Comprehensive Income	$(12,239)	$(290)	(32,812)	$(468)

Net loss per share:
Basic & diluted	$(0.001)	$(0.000)	(0.003)	$(0.000)

Weighted average number of shares outstanding:
Basic & diluted	10,100,000	10,000,000	10,100,000	10,000,000

Weighted average number of shares for dilutive securities has not been taken since the effect of dilutive securities is anti-dilutive

The accompanying notes are an integral part of these unaudited consolidated financial statements.

3

ARTCRAFT V, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTH PERIODS ENDED JUNE 30, 2006 AND 2005
(UNAUDITED)

	2006	2005

CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(33,946)	$(468)
Adjustments to reconcile net loss to net cash
provided by (used in) operating activities:
Depreciation & amortization	4,183	686
Minority interest	(1,864)	(200)
(Increase) / decrease in assets:
Prepaid expense	-	93
Increase/ (decrease) in current liabilities:
Accounts payable and accrued expenses	7,674	498
Deferred revenue	727	492
Total Adjustments	10,720	1,569
Net cash provided by (used in) operations	(23,226)	1,101

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property & equipment	-	(10,552)

CASH FLOWS FROM FINANCING ACTIVITIES
Note receivables	(14,705)	(89,609)
Loan from related party	34,924	-

Net cash provided by financing activities	20,219	(89,609)

Effect of exchange rate changes on cash and cash equivalents	104	-

Net increase/(decrease) in cash and cash equivalents	(2,903)	(99,060)

Cash and cash equivalents, beginning balance	17,619	119,446

Cash and cash equivalents, ending balance	$14,716	$20,386

SUPPLEMENTAL DISCLOSURES:

Cash paid during the year for:

Income tax payments	$-	$-

Interest payments	$73	$-

The accompanying notes are an integral part of these unaudited consolidated financial statements.

4

ARTCRAFT V, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

Note A – ORGANIZATION

Artcraft V, Inc. was incorporated under the laws of the State of Delaware on June 7, 2004. On November 7, 2005, the Company entered into an Exchange Agreement with Top Interest International Limited (“Top Interest”). Top Interest owns 70% equity interest of Shenzhen Xin Kai Yuen Info Consult Co., Ltd. (“188.com”) which operates 188info.com, a professional information searching platform that is engaged in the business of providing information search engine, online web application and image designing, digital network service, online market research, online promotion and advertising services, and query searches for both individuals and businesses. Top Interest was incorporated under the laws of the British Virgin Islands. 188.com was legally established under the laws of the People’s Republic of China. When used in these notes, the terms “Company”, “we”, “our” or “us” mean Artcraft V, Inc. and its subsidiaries.

Pursuant to the Stock Purchase and Share Exchange Agreement, the Company purchased all of the issued and outstanding shares of Top Interest from the shareholders for issuance of a total of 10,000,000 shares of the Company’s common stock, or approximately 99% of the total issued and outstanding shares. This transaction closed on November 7, 2005 and has been accounted for as a reverse acquisition.

Note B – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Unaudited Interim Financial Information

The accompanying unaudited consolidated financial statements have been prepared by Artcraft V, Inc., pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”) Form 10-QSB and Item 310 of Regulation S-B, and generally accepted accounting principles for interim financial reporting. The information furnished herein reflects all adjustments (consisting of normal recurring accruals and adjustments) which are, in the opinion of management, necessary to fairly present the operating results for the respective periods. Certain information and footnote disclosures normally present in annual consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted pursuant to such rules and regulations. These consolidated financial statements should be read in conjunction with the audited consolidated financial statements and footnotes included in the Company’s Annual Report on Form 10-KSB. The results of the three months and six months ended June 30, 2006 are not necessarily indicative of the results to be expected for the full year ending December 31, 2006.

Basis of Consolidation

The consolidated financial statements include the accounts of Artcraft V, Inc. and its wholly owned subsidiary Top Interest International and majority owned subsidiary Shenzhen Xin Kai Yuen Info Consult Co., Ltd., collectively referred to within as the Company. All material intercompany accounts, transactions and profits have been eliminated in consolidation.

Revenue Recognition

The Company’s revenue recognition policies are in compliance with Staff accounting bulletin (SAB) 104. Sales revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectibility is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as unearned revenue.

5

 ARTCRAFT V, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

Note B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Risks and Uncertainties

The Company is subject to substantial risks from, among other things, intense competition associated with the industry in general, other risks associated with financing, liquidity requirements, rapidly changing customer requirements, limited operating history, foreign currency exchange rates and the volatility of public markets.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material would be disclosed.

Loss contingencies considered to be remote by management are generally not disclosed unless they involve guarantees, in which case the guarantee would be disclosed.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Exchange Gain (Loss)

During the three month and six month periods ended June 30, 2006, the transactions of 188.com were denominated in foreign currency and were recorded in Chinese Yuan Renminbi (CNY) at the rates of exchange in effect when the transactions occur. Exchange gains and losses are recognized for the different foreign exchange rates applied when the foreign currency assets and liabilities are settled.

6

ARTCRAFT V, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

Note B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Translation Adjustment

As of June 30, 2006, the accounts of 188.com were maintained, and its financial statements were expressed, in Chinese Yuan Renminbi (CNY). Such financial statements were translated into U.S. Dollars (USD) in accordance with Statement of Financial Accounts Standards (“SFAS”) No. 52, “Foreign Currency Translation,” with the CNY as the functional currency. According to the Statement, all assets and liabilities were translated at the current exchange rate, stockholder’s equity are translated at the historical rates and income statement items are translated at the average exchange rate for the period. The resulting translation adjustments are reported under other comprehensive income in accordance with SFAS No. 130, “Reporting Comprehensive Income” as a component of shareholders’ equity.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk are cash, accounts receivable and other receivables arising from its normal business activities. The Company places its cash in what it believes to be credit-worthy financial institutions. The Company has a diversified customer base. The Company controls credit risk related to accounts receivable through credit approvals, credit limits and monitoring procedures. The Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk, establishes an allowance, if required, for uncollectible accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowance is limited.

Cash and Cash Equivalents

Cash and cash equivalents include cash in hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

Property & Equipment

Property and equipment are stated at cost less accumulated depreciation. Expenditures for major additions and improvements are capitalized, and minor replacements, maintenance and repairs are charged to expense as incurred. Depreciation is provided on the straight-line method over the estimated useful lives of the assets, or the remaining term of the lease, as follows:

Furniture and Fixtures	5 years
Equipment	5 years
Computer Hardware and Software	5 years

Depreciation expenses were $2,977 and $686 for the six month periods ended June 30, 2006 and 2005, respectively.

Advertising

Advertising expenses consist primarily of costs of promotion for corporate image and product marketing and costs of direct advertising. The Company expenses all advertising costs as incurred.

7

ARTCRAFT V, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

Note B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes

The Company utilizes SFAS No. 109, “Accounting for Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Basic and Diluted Earnings Per Share

Earnings per share is calculated in accordance with the Statement of financial accounting standards No. 128 (SFAS No. 128), “Earnings per share”. SFAS No. 128 superseded Accounting Principles Board Opinion No.15 (APB 15). Net loss per share for all periods presented has been restated to reflect the adoption of SFAS No. 128. Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

Statement of Cash Flows

In accordance with SFAS No. 95, “Statement of Cash Flows,” cash flows from the Company’s operations is based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

Segment Reporting

Statement of Financial Accounting Standards No. 131 (“SFAS 131”), “Disclosure About Segments of an Enterprise and Related Information” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company. SFAS 131 has no effect on the Company’s consolidated financial statements as the Company consists of one reportable business segment.

8

 ARTCRAFT V, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

Note B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

 Intangible assets

The Company applies the criteria specified in SFAS No. 141, “Business Combinations” to determine whether an intangible asset should be recognized separately from goodwill. Intangible assets acquired through business acquisitions are recognized as assets separate from goodwill if they satisfy either the “contractual-legal” or “separability” criterion. Per SFAS 142, intangible assets with definite lives are amortized over their estimated useful life and reviewed for impairment in accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-lived Assets.” Intangible assets, such as purchased technology, trademark, customer list, user base and non-compete agreements, arising from the acquisitions of subsidiaries and variable interest entities are recognized and measured at fair value upon acquisition. Intangible assets are amortized over their estimated useful lives from one to ten years. The Company reviews the amortization methods and estimated useful lives of intangible assets at least annually or when events or changes in circumstances indicate that it might be impaired. The recoverability of an intangible asset to be held and used is evaluated by comparing the carrying amount of the intangible asset to its future net undiscounted cash flows. If the intangible asset is considered to be impaired, the impairment loss is measured as the amount by which the carrying amount of the intangible asset exceeds the fair value of the intangible asset, calculated using a discounted future cash flow analysis. The Company uses estimates and judgments in its impairment tests, and if different estimates or judgments had been utilized, the timing or the amount of the impairment charges could be different.

 Long-Lived Assets

Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144”), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of,” and the accounting and reporting provisions of APB Opinion No. 30, “Reporting the Results of Operations for a Disposal of a Segment of a Business.” The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS 144. SFAS 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal. Based on its review, the Company believes that, as of June 30, 2006 there were no significant impairments of its long-lived assets.

9

ARTCRAFT V, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

Note B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent accounting pronouncements

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections.” This statement applies to all voluntary changes in accounting principle and requires retrospective application to prior periods’ financial statements of changes in accounting principle, unless this would be impracticable. This statement also makes a distinction between “retrospective application” of an accounting principle and the “restatement” of financial statements to reflect the correction of an error. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005.

In February 2006, FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments”. SFAS No. 155 amends SFAS No 133, “Accounting for Derivative Instruments and Hedging Activities”, and SFAF No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”. SFAS No. 155, permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interest in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on the qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for all financial instruments acquired or issued after the beginning of the Company’s first fiscal year that begins after September 15, 2006.

In March 2006 FASB issued SFAS 156 ‘Accounting for Servicing of Financial Assets’ this Statement amends FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, with respect to the accounting for separately recognized servicing assets and servicing liabilities. This Statement:

1.	Requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract.
2.	Requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable.
3.	Permits an entity to choose ‘Amortization method’ or Fair value measurement method’ for each class of separately recognized servicing assets and servicing liabilities:
4.

At its initial adoption, permits a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available-for-sale securities under Statement 115, provided that the available-for-sale securities are identified in some manner as offsetting the entity’s exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value.

5.

Requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities.

This Statement is effective as of the beginning of the Company’s first fiscal year that begins after September 15, 2006. Management believes that this statement will not have a significant impact on the consolidated financial statements.

10

ARTCRAFT V, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

Note C – NOTES RECEIVABLE

Other receivable includes unsecured cash loan of $84,510 to an ex shareholder. Interest receivable of $3,328 has been accrued as of June 30, 2006 on the loan at the prevailing bank rate of 5.52% per China Renmin Bank. The loan is due on November 10, 2006.

Note D – RELATED PARTY TRANSACTIONS

Throughout the history of the Company, certain members of the Board of Directors and general management have made loans to the Company to cover operating expenses or operating deficiencies. As of June 30, 2006, the Company has non interest-bearing, unsecured and due on demand note payable to former shareholders of 188.com in the amount of $84,000.

On May 2, 2006 the Company entered into a Promissory note with the Chief Executive Officer of the Company for $34,924. The note is non interest-bearing, unsecured and due and payable on December 31, 2007.

Note E – COMMON STOCK

On May 17, 2005, the Company issued 150,000 shares of common stock to individuals for subscriptions receivable of $60,000 ($0.40 per share). However, the physical certificates were not issued as the company is still waiting for its registration statement to become effective. The amount received has been reflected as shares to be issued in the equity section in the accompanying consolidated financial statements.

On November 7, 2005, the Company issued 10,000,000 shares of common stock at par of $0.001 per share for purchase all of the issued and outstanding shares of Top Interest from its shareholders.

11

 ARTCRAFT V, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

Note F - STOCK EXCHANGE AGREEMENT

On November 7, 2005, the Company entered into an Exchange Agreement with Top Interest, a company incorporated under the laws of the British Virgin Islands. Top Interest owns 70% of equity interest of 188.com which is incorporated under the laws of the People’s Republic of China, and is engaged in the business of providing information search engine, online web application and image designing, digital network service, online market research, online promotion and advertising services, and query searches for both individuals and businesses.

Pursuant to the Stock Purchase and Share Exchange Agreement, the Company purchased all of the issued and outstanding shares of Top Interest form the shareholders for issuance of a total of 10,000,000 shares of the Company’s common stock, or approximately 99% of the total issued and outstanding shares. This transaction closed on November 7, 2005.

As a result of the exchange agreement, the reorganization was treated as an acquisition by the accounting acquiree that is being accounted for as a recapitalization and as a reverse merger by the legal acquirer for accounting purposes. Pursuant to the recapitalization, all capital stock shares and amounts and per share data have been retroactively restated. Accordingly, the financial statements include the following:

(1) The balance sheet consists of the net assets of the accounting acquirer at historical cost and the net assets of the legal acquirer at historical cost.

(2) The statements of operations include the operations of the accounting acquirer for the period presented and the operations of the legal acquirer from the date of the merger.

Note G – PROPERTY & EQUIPMENT

Property & equipment consist of the following at June 30, 2006:

Automobile	$ 10,919
Office equipment	18,989
29,908
Accumulated depreciation	(6,529)
$23,379

12

 ARTCRAFT V, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

Note H – INTANGIBLE ASSETS

Intangible assets consist of the following at June 30, 2006:

June 30, 2006

Software	$12,119

12,119

Accumulated amortization	(2,424)

$9,695

Amortization expense for the Company’s intangible assets over the next five fiscal years is estimated to be: 2007-$2,416, 2008-$2,416, 2009-$2,416, 2010-$2,416 and 2011-$605.

Note I – INCOME TAXES

The Company through its subsidiary, 188.com, is governed by the Income Tax Laws of the PRC. Operations in the United States of America have incurred net accumulated operating losses for income tax purposes. The Company believes that it is more likely than not that these net accumulated operating losses will not be utilized in the future and hence the Company has not recorded any deferred assets as of June 30, 2006.

Pursuant to the PRC Income Tax Laws, the Enterprise Income Tax (“EIT”) is at a statutory rate of 33%, which is comprises of 30% national income tax and 3% local income tax. 188.com qualified as a new technology enterprise and under PRC Income Tax Laws, they are subject to a preferential tax rate of 15%.

Income tax provision for the six months ended June 30, 2006:

June 30, 2006

Provision for PRC Income and local taxes	$0

U.S Statutory rates	34%
Foreign income not recognized in USA	(34%)
PRC income tax	15%

13

ARTCRAFT V, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

Note J – STATUTORY COMMON WELFARE FUND

In accordance with the laws and regulations of the PRC, after the payment of the PRC income taxes shall be allocated to the statutory surplus reserves and statutory public welfare fund for staff and workers. The proportion of allocation for reserve is 5 to 10 percent of the profit after tax until the accumulated amount of allocation for statutory reserve reaches 50 percent of the registered capital. Statutory surplus reserves are to be utilized to offset prior years’ losses, or to increase its share capital.

General reserve fund and statutory surplus fund are restricted for set off against losses, expansion of production and operation or increase in register capital of the respective company. Statutory public welfare fund is restricted to the capital expenditures for the collective welfare of employees. These reserves are not transferable to the Company in the form of cash dividends, loans or advances. These reserves are therefore not available for distribution except in liquidation. As of June 30, 2006, the Company had no reserves to these non-distributable reserve funds since it had no income from operations.

Note K – OTHER COMPREHENSIVE INCOME

Balances of related after-tax components comprising accumulated other comprehensive income (loss), included in stockholders’ equity, at June 30, 2006 are as follows:

	Foreign Currency Translation Adjustment	Accumulated Other Comprehensive Income
Balance at December 31, 2005	$ (38)	$ (38)
Change for 2006	1,134	1,134

Balance at June 30, 2006	$ 1,096	$ 1,096

14

ARTCRAFT V, INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2005

Report of Independent Registered Public Accounting Firm	2

Consolidated Balance Sheet	3

Consolidated Statements of Income	4

Consolidated Statements of Cash Flow	5

Consolidated Statements of Changes in Stockholders’ Equity	6

Notes to Consolidated Financial Statements                                                                           7

1

                Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders of

Artcraft V Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheet of Artcraft V Inc. and Subsidiaries (a Delaware corporation) as of December 31, 2005, and the related consolidated statements of income, stockholders' equity, and cash flows for the year ended December 31, 2005. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Artcraft V Inc. and Subsidiaries as of December 31, 2005, and the consolidated results of their operations and their consolidated cash flows for the year ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

/s/ Kabani & Company, Inc.

Certified Public Accountants

Los Angeles, California

March 18, 2006

2

ARTCRAFT V, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
December 31, 2005

ASSETS

Current Assets
Cash and cash equivalents	$17,619
Other receivables	244
Note receivable	72,364
Total Current Assets	90,227

Property & equipment, net	26,117

Intangible assets, net	10,803

$127,147

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable and accrued expenses	$4,916
Loan payable to related party	84,000
Deferred revenue	2,067
Total Current Liabilities	90,983

Minority Interest	36,060

Stockholders' Equity

Common stock, $.001 par value, 100,000,000
shares authorized, 10,100,000 issued and outstanding	10,100
Shares to be issued, 150,000 shares of common stock	60,000
Additional paid in capital	42,700
Subscription receivable	(110,000)
Other accumulated comprehensive loss	(38)
Accumulated deficit	(2,658)
Total Stockholders' Equity	104

$127,147

The accompanying notes are an integral part of these consolidated financial statements.

3

ARTCRAFT V, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	2005	2004

Revenue, net	$20,494	$9,580

General and administrative expenses	24,131	10,905

Loss from operations	(3,637)	(1,325)

Other (Income) Expense
Interest income	(1,249)	(103)
Minority interest	(764)	(366)
Interest expense	157	-

Total Other Expense	(1,856)	(469)

Net loss	(1,781)	(856)

Other comprehensive loss	(38)	-

Comprehensive loss	$(1,819)	$(856)

Net loss per share:
Basic & diluted	$-	$-

Weighted average number of shares outstanding:
Basic & diluted	10,100,000	10,000,000

Weighted average number of shares for dilutive securities has not been taken since the effect of dilutive securities is anti-dilutive

The accompanying notes are an integral part of these consolidated financial statements.

4

ARTCRAFT V, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	2005	2004

CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(1,781)	$(856)
Adjustments to reconcile net loss to net cash
provided by (used in) operating activities:
Depreciation & amortization	4,437	335
Minority interest	(764)	(366)
(Increase) / decrease in assets:
Other receivables	(71,310)	(242)
Prepaid expense	109	(109)
Increase in current liabilities:
Accounts payable and accrued expenses	2,164	2,653
Deferred revenue	1,777	257
Total Adjustments	(63,587)	2,528
Net cash provided by (used in) operations	(65,368)	1,672

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property & equipment	(25,889)	(3,227)
Purchase of intangible assets	(11,810)	-
Net cash used in investing activities	(37,699)	(3,227)

CASH FLOWS FROM FINANCING ACTIVITIES
Capital contribution	-	124,000

Effect of exchange rate changes on cash and cash equivalents	1,240	(3,000)

Net increase/(decrease) in cash and cash equivalents	(101,827)	119,446

Cash and cash equivalents, beginning balance	119,446	-

Cash and cash equivalents, ending balance	$17,619	$119,446

SUPPLEMENTAL DISCLOSURES:

Cash paid during the year for:

Income tax payments	$0	$-

Interest payments	$157	$0

The accompanying notes are an integral part of these consolidated financial statements.

5

ARTCRAFT V, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

				Additional	Other		Retained Earnings	Total
	Common Stock		Shares to be	Paid-In	Comprehensive	Subscription	(Accumulated	Stockholders'
	Shares	Amount	issued	Capital	Loss	Receivable	Deficit)	Equity
Balance January 1, 2004	-	$-	$-	$-	$-	$-	$-	$-

Capital contribution	10,000,000	10,000	-	76,800	-	-	-	86,800

Net loss for the year ended December 31, 2004	-	-	-	-	-	-	(877)	(877)

Balance December 31, 2004	10,000,000	10,000	-	76,800	-	-	(877)	85,923

Changes due to recapitalization	100,000	100	-	(34,100)	-	-	-	(34,000)

Shares to be issued	-	-	60,000	-	-	(60,000)	-	-

Stock subscription receivable	-	-	-	-	-	(50,000)	-	(50,000)

Foreign currency translation adjustments	-	-	-	-	(38)	-	-	(38)

Net loss for the year ended December 31, 2005	-	-	-	-	-	-	(1,781)	(1,781)

Balance December 31, 2005	10,100,000	$10,100	$60,000	$42,700	$(38)	$(110,000)	$(2,658)	$104

The accompanying notes are an integral part of these consolidated financial statements.

ARTCRAFT V, INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2005

Note 1 – ORGANIZATION

Artcraft V, Inc. was incorporated under the laws of the State of Delaware on June 7, 2004. On November 7, 2005, the Company entered into an Exchange Agreement with Top Interest International Limited (“Top Interest”). Top Interest owns 70% equity interest of Shenzhen Xin Kai Yuen Info Consult Co., Ltd. (“188.com”) which operates 188info.com, a professional information searching platform that is engaged in the business of providing information search engine, online web application and image designing, digital network service, online market research, online promotion and advertising services, and query searches for both individuals and businesses.. Top Interest was incorporated under the laws of the British Virgin Islands. 188.com was legally established under the laws of the People’s Republic of China. When used in these notes, the terms “Company”, “we”, “our” or “us” mean Artcraft V, Inc. and its subsidiaries.

Pursuant to the Stock Purchase and Share Exchange Agreement, the Company purchased all of the issued and outstanding shares of Top Interest form the shareholders for issuance of a total of 10,000,000 shares of the Company’s common stock, or approximately 99% of the total issued and outstanding shares. This transaction closed on November 7, 2005 and has been accounted for as a reverse acquisition.

Note 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. The Company’s functional currency is the Chinese Renminbi; however the accompanying consolidated financial statements have been translated and presented in United States Dollars.

Principles of Consolidation

The consolidated financial statements include the accounts of Artcraft V, Inc. and its wholly owned subsidiary Top Interest International and majority owned subsidiary Shenzhen Xin Kai Yuen Info Consult Co., Ltd., collectively referred to within as the Company. All material intercompany accounts, transactions and profits have been eliminated in consolidation.

Exchange Gain (Loss):

During the year ended December 31, 2005 and 2004, the transactions of Shenzhen were denominated in foreign currency and were recorded in Chinese Yuan Renminbi (CNY) at the rates of exchange in effect when the transactions occur. Exchange gains and losses are recognized for the different foreign exchange rates applied when the foreign currency assets and liabilities are settled.

Translation Adjustment

As of December 31, 2005 and 2004, the accounts of Shenzhen were maintained, and its financial statements were expressed, in Chinese Yuan Renminbi (CNY). Such financial statements were translated into U.S. Dollars (USD) in accordance with Statement of Financial Accounts Standards (“SFAS”) No. 52, “Foreign Currency Translation,” with the CNY as the functional currency. According to the Statement, all assets and liabilities were translated at the current exchange rate, stockholder’s equity are translated at the historical rates and income statement items are translated at the average exchange rate for the period. The resulting translation adjustments are reported under other comprehensive income in accordance with SFAS No. 130, “Reporting Comprehensive Income” as a component of shareholders’ equity.

ARTCRAFT V, INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2005

Note 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Risks and Uncertainties

The Company is subject to substantial risks from, among other things, intense competition associated with the industry in general, other risks associated with financing, liquidity requirements, rapidly changing customer requirements, limited operating history, foreign currency exchange rates and the volatility of public markets.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material would be disclosed.

Loss contingencies considered to be remote by management are generally not disclosed unless they involve guarantees, in which case the guarantee would be disclosed.

Cash and Cash Equivalents

Cash and cash equivalents include cash in hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

1

ARTCRAFT V, INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2005

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Property, Plant & Equipment

Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method for substantially all assets with estimated lives of:

Furniture and Fixtures	5 years
Automobile	5 years
Computer Hardware and Software	5 years

As of December 31, 2005 Property, Plant & Equipment consist of the following:

Automobile	$ 10,813
Office equipment	18,807
29,620
Accumulated depreciation	(3,503)
$ 26,117

Intangible Assets

Intangible assets consist of software for information search engine and, online web application. The Company evaluates intangible assets for impairment, at least on an annual basis and whenever events or changes in circumstances indicate that the carrying value may not be recoverable from its estimated future cash flows. Recoverability of intangible assets, other long-lived assets and, goodwill is measured by comparing their net book value to the related projected undiscounted cash flows from these assets, considering a number of factors including past operating results, budgets, economic projections, market trends and product development cycles. If the net book value of the asset exceeds the related undiscounted cash flows, the asset is considered impaired, and a second test is performed to measure the amount of impairment loss.

2

ARTCRAFT V, INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2005

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

As of December 31, 2005 Intangible Assets consist of the following:

Software	$12,003

12,003

Accumulated amortization	(1,200)

$10803

Long-Lived Assets

Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144”), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of,” and the accounting and reporting provisions of APB Opinion No. 30, “Reporting the Results of Operations for a Disposal of a Segment of a Business.” The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS 144. SFAS 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal. Based on its review, the Company believes that, as of December 31, 2005 there were no significant impairments of its long-lived assets.

Fair Value of Financial Instruments

Statement of financial accounting standard No. 107, Disclosures about fair value of financial instruments, requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

Revenue Recognition

The Company’s revenue recognition policies are in compliance with Staff accounting bulletin (SAB) 104. Revenue from marketing services through world wide web is recognized when services are rendered. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as deferred revenue.

3

ARTCRAFT V, INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2005

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Stock-Based Compensation

In October 1995, the FASB issued SFAS No. 123, “Accounting for Stock-Based Compensation”. SFAS No. 123 prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. SFAS No. 123 requires compensation expense to be recorded (i) using the new fair value method or (ii) using the existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, “Accounting for stock issued to employees” (APB 25) and related interpretations with proforma disclosure of what net income and earnings per share would have been had the Company adopted the new fair value method. The Company uses the intrinsic value method prescribed by APB 25 and has opted for the disclosure provisions of SFAS No.123. During the year ended December 31, 2005, the company did not grant or issue any option or warrant.

Advertising

Advertising expenses consist primarily of costs of promotion for corporate image and product marketing and costs of direct advertising. The Company expenses all advertising costs as incurred. The company did not incur any advertising expense during the year ended December 31, 2005.

Income Taxes

The Company utilizes SFAS No. 109, “Accounting for Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Basic and Diluted Earnings Per Share

Earnings per share is calculated in accordance with the Statement of financial accounting standards No. 128 (SFAS No. 128), “Earnings per share”. SFAS No. 128 superseded Accounting Principles Board Opinion No.15 (APB 15). Net loss per share for all periods presented has been restated to reflect the adoption of SFAS No. 128. Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

Statement of Cash Flows

In accordance with SFAS No. 95, “Statement of Cash Flows,” cash flows from the Company’s operations is based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

4

ARTCRAFT V, INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2005

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk are cash, accounts receivable and other receivables arising from its normal business activities. The Company places its cash in what it believes to be credit-worthy financial institutions. The Company has a diversified customer base. The Company controls credit risk related to accounts receivable through credit approvals, credit limits and monitoring procedures. The Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk, establishes an allowance, if required, for uncollectible accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowance is limited.

Segment Reporting

Statement of Financial Accounting Standards No. 131 (“SFAS 131”), “Disclosure about Segments of an Enterprise and Related Information” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company. SFAS 131 has no effect on the Company’s consolidated financial statements as the Company consists of one reportable business segment. All revenue is from customers in People’s Republic of China. All of the Company’s assets are located in People’s Republic of China.

Recent accounting pronouncements

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections." This statement applies to all voluntary changes in accounting principle and requires retrospective application to prior periods' financial statements of changes in accounting principle, unless this would be impracticable. This statement also makes a distinction between "retrospective application" of an accounting principle and the "restatement" of financial statements to reflect the correction of an error. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005.

In February 2006, FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments”. SFAS No. 155 amends SFAS No 133, “Accounting for Derivative Instruments and Hedging Activities”, and SFAF No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”. SFAS No. 155, permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interest in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on the qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for all financial instruments acquired or issued after the beginning of the Company’s first fiscal year that begins after September 15, 2006.

5

ARTCRAFT V, INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2005

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In March 2006 FASB issued SFAS 156 ‘Accounting for Servicing of Financial Assets’ this Statement amends FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, with respect to the accounting for separately recognized servicing assets and servicing liabilities. This Statement:

1.	Requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract.
2.	Requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable.
3.	Permits an entity to choose ‘Amortization method’ or ‘Fair value measurement method’ for each class of separately recognized servicing assets and servicing liabilities.
4.

At its initial adoption, permits a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available-for-sale securities under Statement 115, provided that the available-for-sale securities are identified in some manner as offsetting the entity’s exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value.

5.

Requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities.

This Statement is effective as of the beginning of the Company’s first fiscal year that begins after September 15, 2006. Management is in the process of evaluating the impact of the standard on the financial statements.

In December 2004, the FASB issued FASB Statement No. 123R, "Share-Based Payment, an Amendment of FASB Statement No. 123" ("FAS No. 123R"). FAS No. 123R requires companies to recognize in the statement of operations the grant- date fair value of stock options and other equity-based compensation issued to employees. FAS No. 123R is effective beginning in the Company's first quarter of fiscal 2006.

In June 2005, the EITF reached consensus on Issue No. 05-6, Determining the Amortization Period for Leasehold Improvements ("EITF 05-6.") EITF 05-6 provides guidance on determining the amortization period for leasehold improvements acquired in a business combination or acquired subsequent to lease inception. The guidance in EITF 05-6 will be applied prospectively and is effective for periods beginning after June 29, 2005. EITF 05-6 is not expected to have a material effect on its consolidated financial position or results of operations.

Note 3- NOTE RECEIVABLE

Other receivable includes unsecured cash loan of $71,300 to an ex shareholder. Interest of $1,063 for the year ended December 31, 2005 has been accrued on the loan at the prevailing bank rate of 5.52% per China Renmin Bank. The loan is due on November 10, 2006.

6

ARTCRAFT V, INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2005

Note 4 – RELATED PARTY TRANSACTIONS

Throughout the history of the Company, certain members of the Board of Directors and general management have made loans to the Company to cover operating expenses or operating deficiencies. As of December 31, 2005, the Company has non interest-bearing, unsecured and due on demand note payable to former shareholders of 188.com in the amount of $84,000.

Note 5 – COMMON STOCK

On May 17, 2005, the Company issued 150,000 shares of common stock to individuals for subscriptions receivable of $60,000 ($0.40 per share). However, the physical certificates were not issued as the company is still waiting for the SB-2 to become effective.

On November 7, 2005, the Company issued 10,000,000 shares of common stock at par of $0.001 per share for purchase all of the issued and outstanding shares of Top Interest from its shareholders.

Note 6 - STOCK EXCHANGE AGREEMENT

On November 7, 2005, the Company entered into an Exchange Agreement with Top Interest, a company incorporated under the laws of the British Virgin Islands. Top Interest owns 70% of equity interest of 188.com which is incorporated under the laws of the People’s Republic of China, and is engaged in the business of providing information search engine, online web application and image designing, digital network service, online market research, online promotion and advertising services, and query searches for both individuals and businesses.

Pursuant to the Stock Purchase and Share Exchange Agreement, the Company purchased all of the issued and outstanding shares of Top Interest form the shareholders for issuance of a total of 10,000,000 shares of the Company’s common stock, or approximately 99% of the total issued and outstanding shares. This transaction closed on November 7, 2005.

As a result of the exchange agreement, the reorganization was treated as an acquisition by the accounting acquiree that is being accounted for as a recapitalization and as a reverse merger by the legal acquirer for accounting purposes. Pursuant to the recapitalization, all capital stock shares and amounts and per share data have been retroactively restated. Accordingly, the financial statements include the following:

(1) The balance sheet consists of the net assets of the accounting acquirer at historical cost and the net assets of the legal acquirer at historical cost.

(2) The statements of operations include the operations of the accounting acquirer for the period presented and the operations of the legal acquirer from the date of the merger.

Note 7 – INCOME TAXES

The Company through its subsidiary, Shenzhen, is governed by the Income Tax Laws of the PRC. Operations in the United States of America have incurred net accumulated operating losses for income tax purposes. The Company believes that it is more likely than not that these net accumulated operating losses will not be utilized in the future and hence the Company has not recorded any deferred assets as of December 31, 2005.

7

ARTCRAFT V, INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2005

Note 7 – INCOME TAXES-CONTINUED

Pursuant to the PRC Income Tax Laws, the Enterprise Income Tax (“EIT”) is at a statutory rate of 33%, which is comprises of 30% national income tax and 3% local income tax.

Current	$0	$0	$0	$0
Deferred	-	-	-	-
Total	$0	$0	$0	$0

12/31/2004	U.S.	State	International	Total
Current	$0	$0	$0	$0
Deferred	-	-	-	-
Total	$0	$0	$0	$0

Reconciliation of the differences between the statutory U.S. Federal income tax rate and the effective rate is as follows:
	12/31/2005	12/31/2004

US statutory tax rate	-34%	-34%
Tax rate difference	1%	1%
Valuation allowance	33%	33%

Note 8 – STATUTORY RESERVE

In accordance with the laws and regulations of the PRC, after the payment of the PRC income taxes shall be allocated to the statutory surplus reserves and statutory public welfare fund for staff and workers. The proportion of allocation for reserve is 5 to 10 percent of the profit after tax until the accumulated amount of allocation for statutory reserve reaches 50 percent of the registered capital. Statutory surplus reserves are to be utilized to offset prior years’ losses, or to increase its share capital.

General reserve fund and statutory surplus fund are restricted for set off against losses, expansion of production and operation or increase in register capital of the respective company. Statutory public welfare fund is restricted to the capital expenditures for the collective welfare of employees. These reserves are not transferable to the Company in the form of cash dividends, loans or advances. These reserves are therefore not available for distribution except in liquidation. As of December 31, 2005, the Company had no reserves to these non-distributable reserve funds since it had no income from operations.

8

ARTCRAFT V, INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2005

Note 9 – OTHER COMPREHENSIVE LOSS

Accumulated other comprehensive loss, included in stockholders’ equity, at December 31, 2005 represents loss on translation of foreign currency financial statements of $38.

Note 10 – CURRENT VULNERABILITY DUE TO RISK FACTORS

Two customers accounted for 12.9% and 10.17% sales of the Company. There were no receivables due from them as of December 31, 2005.

The Company’s operations are carried out in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, by the general state of the PRC’s economy. The Company’s business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

Note 11 – GOING CONCERN

As reflected in the accompanying financial statements, the Company sustained a loss during 2005 and 2004. This raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management has taken the following steps to revise its operating and financial requirements, which it believes are sufficient to provide the Company with the ability to continue as a going concern. Management devoted considerable effort from inception through the year ended December 31, 2005, towards obtaining additional equity and management of accrued expenses and accounts payable.

Management believes that actions presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern.

9

ARTCRAFT V, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
September 30, 2005

				Pro Forma
Assets	ARTCRAFT V, INC.	TOP INTEREST

Current Assets
Cash and cash equivalents	$0	$9,142			$9,142
Due from related party	-	91,930			91,930
Deposit	-	-			-

Total Current Assets	-	101,072			101,072

Fixed assets, net	-	24,130			24,130

Total Assets	$0	$125,202			$125,202

Liabilities and Stockholders' Equity

Current Liabilities
Accounts payable	$2,086	$2,687	(2)	$30,000	$34,773
Due to related party	16,005	-			16,005
Deferred revenue	-	427			427
Provision for value-added tax	-	-			-
Provision for income tax	-	-			-

Total Current Liabilites	18,091	3,114			51,205

Employee welfare reserve	-	-			-

Total Liabilities	18,091	3,114			51,205

Stockholders' Equity
Common stock	250	-			250
Legal reserve/share capital	-	121,000	(1)	(121,000)	-
Additional paid in capital	62,650	-		40,009	102,659
Subscription receivable	(60,000)			60,000	-
Cumulative foreign currency translation	-	4,084			4,084
Retained earnings	(20,991)	(2,996)	(1)	20,991	(32,996)
			(2)	(30,000)

Total Stockholders' Equity	(18,091)	122,088			73,997

Total Liabilities and
Stockholders' Equity	$0	$125,202		$0	$125,202

ARTCRAFT V, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT
For the Period January 1, 2005 through September 30, 2005

				Pro Forma
	ARTCRAFT V, INC.	TOP INTEREST		Adjustments	Pro Forma

Sales revenue	$0	$15,107			$15,107

	-	15,107			15,107

Cost of goods sold	-	-			-

	-	-			-

Gross Profit	-	15,107			15,107

General, selling and
administrative expenses	17,391	16,672	(2)	30,000	64,063

Operating income ( loss )	(17,391)	(1,565)		(30,000)	(48,956)

Nonoperating (income) expense

Interest income	-	(38)			(38)
Other income	-	-			-
Interest expenses	-	-			-

Total nonoperating income ( expenses )	-	(38)			(38)

Income ( loss ) before provision for income tax	(17,391)	(1,527)			(48,918)

Provision for income taxes	-	-			-

Net income ( loss )	($17,391)	($1,527)		($30,000)	($48,918)

ARTCRAFT V, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
`DECEMBER 31, 2004

				Pro Forma
Assets	ARTCRAFT V, INC.	Top Interest		Adjustments	Pro Forma

Current Assets
Cash and cash equivalents	$0	$119,445			$119,445
Accounts receivable	-	-			-
Inventory	-	-			-
Due from related party	-	242			242
Deposit	-	-			-
Prepaid expenses	-	109			109

Total Current Assets	-	119,796			119,796

Fixed assets, net	-	2,892			2,892

Total Assets	$0	$122,688			$122,688

Liabilities and Stockholders’ Equity

Current Liabilities
Accounts payable	$0	$2,653	(2)	$30,000	$32,653
Due to related party	2,500	-			2,500
Current portion, obligation under lease	-	-			-
Deferred revenue	-	257			257
Provision for income tax	-	-			-

Total Current Liabilites	2,500	2,910			35,410

Employee welfare reserve	-	-			-

Total Liabilities	2,500	2,910			35,410

Stockholders’ Equity
Common stock	100	-	(1)	0	100
Legal reserve/share capital	-	121,000		(121,000)	-
Additional paid in capital	1,000	-		117,400	118,400
Cumulative foreign currency translation	-	-			-
Retained earnings	(3,600)	(1,222)	(1)	3,600	(31,222)
			(2)	(30,000)

Total Stockholders’ Equity	(2,500)	119,778			87,278

Total Liabilities and
Stockholders’ Equity	$0	$122,688		$0	$122,688

ARTCRAFT V, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT
For the Period January 1, 2004 through December 31, 2004

				Pro Forma
	ARTCRAFT V, INC.	Top Interest		Adjustments	Pro Forma

Sales revenue	$0	$9,580			$9,580

	-	9,580			9,580

Cost of goods sold	-	-			-

	-	-			-

Gross Profit	-	9,580			9,580

General, selling and
administrative expenses	3,600	10,905	(2)	30,000	44,505

Operating income ( loss )	(3,600)	(1,325)		(30,000)	(34,925)

Nonoperating (income) expense

Interest income	-	(103)			(103)
Other income	-	-			-
Interest expenses	-	-			-

Total nonoperating income ( expenses )	-	(103)			(103)

Income ( loss ) before provision for income tax	(3,600)	(1,222)			(34,822)

Provision for income taxes	-	-			-

Net income ( loss )	($3,600)	($1,222)		($30,000)	($34,822)

TOP INTEREST INTERNATIONAL LIMTED

AND SUBISIDIARY

CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2005

TOP INTEREST INTERNATIONAL LIMTED

AND SUBSIDIARY

CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2005

Statements of Financial Position	2

Statements of Income	3

Statements of Cash Flow	4

Statements of Changes in Stockholders’ Equity	5

Notes to Financial Statements	6

1

TOP INTEREST INTERNATIONAL LIMTED AND SUBSIDIARY
CONSOLIDATED BALANCE SHEET

ASSETS

September 30, 2005
(Unaudited)
Current Assets
Cash and cash equivalents	$9,142
Receivables from related parties	91,930

Total Current Assets	101,072

Fixed Assets, net	24,130

Total Fixed Assets	24,130

Other Assets
Prepaid expenses	0

Total Other Assets	0

Total Assets	$125,202

Current Liabilities
Accounts payable and accrued expenses	$2,687
Payable to related party	$84,000
Deferred revenue	427

Total Current Liabilities	87,114

Minority Interest	35,474

Stockholders' Equity

Registered share capital	50,000
Subscription receivable	(50,000)
Other comprehensive income	4,538
Retained earnings	(1,924)

Total Stockholders' Equity	2,614

Total Liabilities and Stockholders' Equity	$125,202

The accompanying notes are an integral part of these unaudited consolidated financial statements.

2

TOP INTEREST INTERNATIONAL LIMITED AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Nine Months	Nine Months
	Ended	Ended
	September 30,	September 30,
	2005	2004

Sales, net	$15,107	$7,254

Cost of sales	0	0

Gross profit	15,107	7,254

General and administrative expenses	16,672	5,488

Income (loss) from operations	(1,565)	1,766

Other (Income) Expense
Interest income	(38)	(15)
Minority interest	(458)	534

Total Other (Income) Expense	(496)	520

Income (loss) before income taxes	(1,069)	1,246

Provison for income taxes	0	0

Net income (loss)	(1,069)	1,246

Other comprehensive income
Foreign currency translation	3,838	$0

Comprehensive Income	$2,769	$1,246

The accompanying notes are an integral part of these unaudited consolidated financial statements.

3

TOP INTEREST INTERNATIONAL LIMTED AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
	Nine Months	Nine Months
	Ended	Ended
	September 30,	September 30,
	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (loss)	($1,069)	$1,246

Adjustments to reconcile net income (loss) to net cash
(used in) provided by operating activities:
Depreciation	1,075	108
Translation adjustments	0	0
Decrease (Increase) in Receivable from related party	(90,113)	0
Decrease (Increase) in prepaid expenses	109	(155)
(Decrease) Increase in accounts payable
and accrued expenses	964	373
(Decrease) Increase in minority interest	(458)	534
(Decrease) Increase in deferred revenue	160	392

Total Adjustments	(88,262)	1,252

Net cash provided by operations	(89,330)	2,498

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of intangible assets	(11,190)	0
Purchase of furniture and equipment	(10,611)	(3,227)

Net cash (used in) provided by investing activities	(21,801)	(3,227)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceed from issuance of stock	0	18,150

Net cash (used in) provided by financing activities	0	18,150

Effect of exchange rate changes on cash and cash equivalents	828	0

Net change in cash and cash equivalents	(110,303)	17,421

Cash and cash equivalents at beginning of year	119,445	0

Cash and cash equivalents at end of period	$9,142	$17,421

Supplemental cash flows disclosures:

Income tax payments	$0	$0

Interest payments	$0	$0

The accompanying notes are an integral part of these unaudited consolidated financial statements.

4

TOP INTEREST INTERNATIONAL LIMTED AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

September 30, 2005
(Unaudited)

Registered share capital
Balance at beginning of year	$50,000
Common stock issued	0

Balance at end of period	50,000

Subscription receivable
Balance at beginning of year	(50,000)
Common stock issued	0

Balance at end of period	(50,000)

Other comprehensive income
Balance at beginning of year	700
Translation adjustment	3,838

Balance at end of period	4,538

Retained earnings
Balance at beginning of year	(855)
Net income (loss)	(1,069)

Balance at end of period	(1,924)

Total stockholders' equity at end of period	$2,614

The accompanying notes are an integral part of these unaudited consolidated financial statements.

5

TOP INTEREST INTERNATIONAL LIMTED

FINANCIAL STATEMENTS

SEPTEMBER 30, 2005

Note A – ORGANIZATION

Top Interest International Limited was legally formed in the British Virgin Islands. Shenzhen Xin Kai Yuan Consulting Co., Limited, was legally established on February 24, 2004 under the laws of the Peoples’ Republic of China. When used in these notes, the terms “Company,” “we,” “our,” or “us” mean Top Interest International Limited and its majority owned subsidiary Shenzhen Xin Kai Yuan Consulting Co., Limited .

Note B – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Unaudited Interim Financial Information –These financial statements are unaudited and, in the opinion of management, include all adjustments (consisting of normal recurring adjustments and accruals) necessary for a fair presentation of the statement of financial position, operations, and cash flows for the periods presented. Operating results for the nine months ended September 30, 2005 are not necessarily indicative of the results that may be expected for the year ended December 31, 2005, or any future period, due to seasonal and other factors. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting policies have been omitted. These financial statements should be read in conjunction with the December 31, 2004 audited financial statements and accompanying notes.

Revenue Recognition

Revenue from marketing fees from customers are recognized when service is provided to the customers based on the terms of the sale, and is recorded net of returns, discounts and allowances.

Risks and Uncertainties

The Company is subject to substantial risks from, among other things, intense competition associated with the industry in general, other risks associated with financing, liquidity requirements, rapidly changing customer requirements, limited operating history, foreign currency exchange rates and the volatility of public markets.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material would be disclosed.

Loss contingencies considered to be remote by management are generally not disclosed unless they involve guarantees, in which case the guarantee would be disclosed.

6

TOP INTEREST INTERNATIONAL LIMTED

FINANCIAL STATEMENTS

SEPTEMBER 30, 2005

Note B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States (“GAAP”) requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include collectibility of accounts receivable, accounts payable, sales returns and recoverability of long-term assets.

Allowance for Doubtful Accounts

We have made an allowance for doubtful accounts for trade receivables based on a combination of write-off history, aging analysis, and any specific known troubled accounts.

Fixed Assets

Property and equipment are stated at cost less accumulated depreciation. Expenditures for major additions and improvements are capitalized, and minor replacements, maintenance and repairs are charged to expense as incurred. Depreciation is provided on the straight-line method over the estimated useful lives of the assets, or the remaining term of the lease, as follows:

Furniture and Fixtures	5 years
Automobile	5 years
Computer Hardware and Software	5 years

Fair Value of Financial Instruments

Our Company measures its financial assets and liabilities in accordance with GAAP. For certain of the Company’s financial instruments, including accounts receivable (trade and related party), notes receivable and accounts payable (trade and related party), and accrued expenses, the carrying amounts approximate fair value due to their short maturities. The amounts owed for long-term debt and revolving credit facility also approximate fair value because interest rates and terms offered to the Company are at current market rates.

Exchange Gain (Loss):

During the nine months ended September 30, 2005, the transactions of the Company were denominated in foreign currency and were recorded in Chinese Yuan Renminbi (CNY) at the rates of exchange in effect when the transactions occur. Exchange gains and losses are recognized for the different foreign exchange rates applied when the foreign currency assets and liabilities are settled.

7

TOP INTEREST INTERNATIONAL LIMTED

FINANCIAL STATEMENTS

SEPTEMBER 30, 2005

Note B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Translation Adjustment

As of September 30, 2005, the transactions of the Company and its financial statements were expressed, in Chinese Yuan Renminbi (CNY). Such financial statements were translated into U.S. Dollars (USD) in accordance with Statement of Financial Accounts Standards (“SFAS”) No. 52, “Foreign Currency Translation,” with the CNY as the functional currency. According to the Statement, all assets and liabilities were translated at the current exchange rate, stockholders’ equity are translated at the historical rates and income statement items are translated at the average exchange rate for the period. The resulting translation adjustments are reported under other comprehensive income in accordance with SFAS No. 130, “Reporting Comprehensive Income.”

As of September 30, 2005 the exchange rates between CNY and the USD was CNY$1=USD$0.1237. The weight-average rate of exchange between CNY and USD was CNY$1 = USD$0.12142. Total translation adjustment recognized for the period ended September 30, 2005 is $3,731.

Statement of Cash Flows

In accordance with SFAS No. 95, “Statement of Cash Flows,” cash flows from the Company’s operations is based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk are cash, accounts receivable and other receivables arising from its normal business activities. The Company places its cash in what it believes to be credit-worthy financial institutions. The Company has a diversified customer base, most of which are in China. The Company controls credit risk related to accounts receivable through credit approvals, credit limits and monitoring procedures. The Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk, establishes an allowance, if required, for uncollectible accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowance is limited.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with initial maturities of three months or less to be cash equivalents.

Advertising

Advertising costs are expensed in the year incurred.

8

TOP INTEREST INTERNATIONAL LIMTED

FINANCIAL STATEMENTS

SEPTEMBER 30, 2005

Note B – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes

Provisions for income taxes are based on taxes payable or refundable for the current year and deferred taxes on temporary differences between the amount of taxable income and pretax financial income and between the tax bases of assets and liabilities and their reported amounts in the financial statements.

Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled as prescribed in SFAS No. 109, “Accounting for Income Taxes.” As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

Earnings Per Share

The Company uses SFAS No. 128, “Earnings Per Share,” for calculating the basic and diluted earnings (loss) per share. Basic earnings (loss) per share are computed by dividing net income (loss) attributable to common stockholders by the weighted average number of common shares outstanding. Diluted earnings per share are computed similar to basic earnings per share except that the denominator is increased to include common stock equivalents, if any, as if the potential common shares had been issued.

New Accounting Pronouncements

In January 2003, The Financial Accounting Standards Board (FABB”) issued FASB Interpretation No. 46, “Consolidation of Variable Interest Entities” (“FIN46”). This interpretation of Accounting Research Bulletin No. 51, requires companies to consolidate the operations of all variable interest entities (“VIE’s”) for which they are the primary beneficiary. The term “primary beneficiary” is defined as the entity that will absorb a majority of expected losses, receive a majority of the expected residual returns, or both. This interpretation was later revised by the issuance of Interpretation No. 46R (“FIN 46R”). The revision was issued to address certain implementation issues that had arisen since the issuance of the original interpretation and to provide companies with the ability to defer the adoption of FIN46 to period after March 15, 2004. The implementation of FIN No. 46 and FIN 46R, had no material impact on the Company’s financial statements.

In September 2004, the EITF Issue No. 04-08, “The Effect of Contingently Convertible Debt on Diluted Earnings per Share.” (“EITF 04-08”) was issued stating that contingently convertible debt should be included in diluted earnings per share computations regardless of whether the market price trigger has been met. EITF 04-08 is effective for reporting periods ending after December 15, 2004. The adopted EITF 04-08 will have no material impact on the Company’s financial statements.

9

TOP INTEREST INTERNATIONAL LIMTED

FINANCIAL STATEMENTS

SEPTEMBER 30, 2005

Note B – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

On December 16, 2004, the FASB issued SFAS No. 123 (revised 2004), ‘‘Share-Based Payment’’ (‘‘SFAS 123R’’), which replaces SFAS No. 123, ‘‘Accounting for Stock-Based Compensation’’ (‘‘SFAS 123’’) and supersedes APB Opinion No. 25, ‘‘Accounting for Stock Issued to Employees.’’ SFAS 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values, beginning with the first interim or annual period after June 15, 2005. In April 2005, the Securities and Exchange Commission adopted a new rule that amends the compliance date of SFAS 123R, requiring the Company to adopt SFAS 123R in the first quarter of fiscal 2006. The new rule does not change the accounting required by SFAS 123R, it only changes the date for compliance. The pro forma disclosures previously permitted under SFAS 123 no longer will be an alternative to financial statement recognition. Under SFAS 123R, The Company must determine the appropriate fair value model to be used for valuing share-based payments, the amortization method for compensation cost and the transition method to be used at date of adoption. The transition methods include prospective and retroactive adoption options. Under the retroactive options, prior periods may be restated either as of the beginning of the year of adoption or for all periods presented. The prospective method requires that compensation expense be recorded for all unvested stock options and restricted stock at the beginning of the first quarter of adoption of SFAS 123R, while the retroactive methods would record compensation expense for all unvested stock options and restricted stock beginning with the first period restated. The Company is evaluating the requirements of SFAS 123, and it expects that the adoption of SFAS 123R will have no material impact on the Company’s financial statements.

In May 2005, FASB issued FASB Statement 154, “Accounting Changes and Error Corrections — a replacement of APB Opinion No. 20 and FASB Statement No. 3” (“FAS 154”). FAS 154 changes the requirements for the accounting for and reporting of a change in accounting principle. The provisions of FAS 154 require, unless impracticable, retrospective application to prior periods’ financial statements of (1) all voluntary changes in accounting principles and (2) changes required by a new accounting pronouncement, if a specific transition is not provided. FAS 154 also requires that a change in depreciation, amortization, or depletion method for long-lived, non-financial assets be accounted for as a change in accounting estimate, which requires prospective application of the new method. FAS 154 is effective for all accounting changes made in fiscal years beginning after December 15, 2005.

Note C - CASH

The Company maintains its cash balances at various banks in China and. As of September 30, 2005 there were no uninsured portions of the balances held at these banks.

10

TOP INTEREST INTERNATIONAL LIMTED

FINANCIAL STATEMENTS

SEPTEMBER 30, 2005

Note D – FIXED ASSETS

Fixed assets consist of the following:

	September 30, 2005	December 31, 2004
Office equipment	$3,227	$3,227
Computer equipment and software	11,974	-
Automobile	10,934	-

	$26,135	$3,227

Accumulated depreciation	(1,695)	(335)

	$24,440	$2,892

Note E – INCOME TAXES

The Company is governed by the Income Tax Laws of the PRC. Pursuant to the PRC Income Tax Laws, the Enterprise Income Tax (“EIT”) is at a statutory rate of 33%, which is comprises of 30% national income tax and 3% local income tax. The Company qualified as a new technology enterprise and under PRC Income Tax Laws, they are subject to a preferential tax rate of 15%.

Income tax provision for the nine months ended September 30, 2005:

September 30, 2005

Provision for PRC Income and local taxes	$0

PRC income tax	15%

Note F – LOAN RECEIVABLE

At September 30, 2005 the Company had a non interest loan receivable to a Company in the amount of $91,683 due on demand.

Note G – RELATED PARTY TRANSACTION

Throughout the history of the Company, certain members of the Board of Directors, stockholders and general management have made loans to the Company to cover operating expenses or operating deficiencies. The Company has also loaned money to relatives and associates of the major stockholder of the Company. These amounts do not bear interest and are not collateralized.

At September 30, 2005 the Company had a loan receivable from a shareholder of the Company in the amount of $247.

11

TOP INTEREST INTERNATIONAL LIMTED

FINANCIAL STATEMENTS

SEPTEMBER 30, 2005

Note H - FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts of cash and cash equivalents, accounts receivable, deposits and accounts payable approximate their fair value because of the short maturity of those instruments.

The carrying amounts of the Company's long-term debt approximate their fair value because of the short maturity and/or interest rates which are comparable to those currently available to the Company on obligations with similar terms.

12

TOP INTEREST INTERNATIONAL LIMITED

AND SUBSIDIARY

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2004

TOP INTEREST INTERNATIONAL LIMITED

AND SUBSIDIARY

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2004

Independent Auditor’s Report	2

Statement of Financial Position	3

Statement of Income	4

Statement of Cash Flow	5

Statement of Changes in Stockholders’ Equity	6

Notes to Financial Statements	7

1

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

Top Interest International Limited

Shenzhen, China

We have audited the accompanying statement of financial position of Top Interest International Limited (“the Company”) as of December 31, 2004, and the related statement of income, change in stockholders’ equity, and cash flow for the period from inception (February 24, 2004) through December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Top Interest International Limited as of December 31, 2004, and the related statement of income and cash flow for the period from inception (February 24, 2004) through December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

September 27, 2005

San Diego, California

2

TOP INTEREST INTERNATIONAL LIMITED AND SUBSIDIARY
CONSOLIDATED BALANCE SHEET
`DECEMBER 31, 2004

ASSETS

Current Assets
Cash and cash equivalents	$119,445
Receivables from related parties	242

Total Current Assets	119,687

Fixed Assets, net	2,892

Total Fixed Assets	2,892

Other Assets
Prepaid expenses	109

Total Other Assets	109

Total Assets	$122,688

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable and accrued expenses	$2,653
Payable to related party	84,000
Deferred revenue	257

Total Current Liabilities	86,910

Minority Interest	35,933

Stockholders' Equity

Registered share capital	50,000
Subscription receivable	(50,000)
Other accumulated comprehensive income	700
Retained earnings	(855)

Total Stockholders' Equity	(155)

Total Liabilities and Stockholders' Equity	$122,688

See Accompanying Notes and Auditor's Report

3

TOP INTEREST INTERNATIONAL LIMITED AND SUBSIDIARY
CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2004

Sales, net	$9,580

Cost of sales	0

Gross profit	9,580

General and administrative expenses	10,905

Income (loss) from operations	(1,325)

Other (Income) Expense
Interest income	(103)
Minority interest	(367)

Total Other (Income) Expense	(470)

Income (loss) before income taxes	(855)

Provison for income taxes	0

Net income (loss)	(855)

Other comprehensive income
Foreign currency translation	700

Comprehensive Income	($155)

See Accompanying Notes and Auditor's Report

4

TOP INTEREST INTERNATIONAL LIMITED AND SUBSIDIARY
CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE ENDED DECEMBER 31, 2004

CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (loss)	($855)

Adjustments to reconcile net loss to net cash
provided by operating activities:
Depreciation	335
Decrease (Increase) in other receivables	(242)
Decrease (Increase) in prepaid expenses	(109)
(Decrease) Increase in accounts payable
and accrued expenses	2,653
(Decrease) Increase in minority interest	(367)
(Decrease) Increase in deferred revenue	257

Total Adjustments	2,527

Net cash provided by operations	1,672

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of furniture and equipment	(3,227)

Net cash (used in) provided by investing activities	(3,227)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of stock	121,000

Net cash (used in) provided by financing activities	121,000

Net change in cash and cash equivalents	119,445

Cash and cash equivalents at beginning of period	0

Cash and cash equivalents at end of year	$119,445

Supplemental cash flows disclosures:

Income tax payments	$0

Interest payments	$0

See Accompanying Notes and Auditor's Report

5

TOP INTEREST INTERNATIONAL LIMITED AND SUBSIDIARY
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
FOR THE YEAR ENDED DECEMBER 31, 2004

Registered share capital
Balance at beginning of year	$50,000
Common stock issued	0

Balance at end of year	50,000

Subscription receivable
Balance at beginning of year	(50,000)
Common stock issued	0

Balance at end of year	(50,000)

Other accumulated comprehensive income
Balance at beginning of year	0
Foreign currency translation adjustments	700

Balance at end of year	700

Retained earnings
Balance at beginning of year	0
Net income (loss)	(855)

Balance at end of year	(855)

Total stockholders' equity at end of year	($155)

See Accompanying Notes and Auditor's Report

6

TOP INTEREST INTERNATIONAL LIMTED

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004

Note A – ORGANIZATION

Top Interest International Limited was legally established in the British Virgin Islands. Shenzhen Xin Kai Yuan Consulting Co., Limited, was legally established on February 24, 2004 under the laws of the Peoples' Republic of China. When used in these notes, the terms "Company," "we," "our," or "us" mean Top Interest International Limited and its majority owned subsidiary Shenzhen Xin Kai Yuan Consulting Co., Limited .

Note B – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

Revenue from marketing fees from customers are recognized when service is provided to the customers based on the terms of the sale, and is recorded net of returns, discounts and allowances.

Risks and Uncertainties

The Company is subject to substantial risks from, among other things, intense competition associated with the industry in general, other risks associated with financing, liquidity requirements, rapidly changing customer requirements, limited operating history, foreign currency exchange rates and the volatility of public markets.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material would be disclosed.

Loss contingencies considered to be remote by management are generally not disclosed unless they involve guarantees, in which case the guarantee would be disclosed.

7

TOP INTEREST INTERNATIONAL LIMTED

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004

Note B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States (“GAAP”) requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include collectibility of accounts receivable, accounts payable, sales returns and recoverability of long-term assets.

Allowance for Doubtful Accounts

We have made an allowance for doubtful accounts for trade receivables based on a combination of write-off history, aging analysis, and any specific known troubled accounts.

Fixed Assets

Property and equipment are stated at cost less accumulated depreciation. Expenditures for major additions and improvements are capitalized, and minor replacements, maintenance and repairs are charged to expense as incurred. Depreciation is provided on the straight-line method over the estimated useful lives of the assets, or the remaining term of the lease, as follows:

Furniture and Fixtures	5 years
Equipment	5 years
Computer Hardware and Software	5 years

Fair Value of Financial Instruments

Our Company measures its financial assets and liabilities in accordance with GAAP. For certain of the Company’s financial instruments, including accounts receivable (trade and related party), notes receivable and accounts payable (trade and related party), and accrued expenses, the carrying amounts approximate fair value due to their short maturities. The amounts owed for long-term debt and revolving credit facility also approximate fair value because interest rates and terms offered to the Company are at current market rates.

Exchange Gain (Loss):

During the year ended December 31, 2004, the transactions of the Company were denominated in foreign currency and were recorded in Chinese Yuan Renminbi (CNY) at the rates of exchange in effect when the transactions occur. Exchange gains and losses are recognized for the different foreign exchange rates applied when the foreign currency assets and liabilities are settled.

8

TOP INTEREST INTERNATIONAL LIMTED

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004

Note B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Translation Adjustment

As of December 31, 2004, the transactions of the Company and its financial statements were expressed in Chinese Yuan Renminbi (CNY). Such financial statements were translated into U.S. Dollars (USD) in accordance with Statement of Financial Accounts Standards (“SFAS”) No. 52, “Foreign Currency Translation,” with the CNY as the functional currency. According to the Statement, all assets and liabilities were translated at the current exchange rate, stockholders’ equity are translated at the historical rates and income statement items are translated at the average exchange rate for the period. The resulting translation adjustments are reported under other comprehensive income in accordance with SFAS No. 130, “Reporting Comprehensive Income.”

As of December 31, 2004 the exchange rates between CNY and the USD was CNY$1=USD$0.1210. The weight-average rate of exchange between CNY and USD was CNY$1 = USD$0.1210.

Statement of Cash Flows

In accordance with SFAS No. 95, “Statement of Cash Flows,” cash flows from the Company’s operations is based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk are cash, accounts receivable and other receivables arising from its normal business activities. The Company places its cash in what it believes to be credit-worthy financial institutions. The Company has a diversified customer base, most of which are in China. The Company controls credit risk related to accounts receivable through credit approvals, credit limits and monitoring procedures. The Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk, establishes an allowance, if required, for uncollectible accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowance is limited.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with initial maturities of three months or less to be cash equivalents.

Advertising

Advertising costs are expensed in the year incurred.

9

TOP INTEREST INTERNATIONAL LIMTED

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004

Note B – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes

Provisions for income taxes are based on taxes payable or refundable for the current year and deferred taxes on temporary differences between the amount of taxable income and pretax financial income and between the tax bases of assets and liabilities and their reported amounts in the financial statements.

Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled as prescribed in SFAS No. 109, “Accounting for Income Taxes.” As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

Earnings Per Share

The Company uses SFAS No. 128, “Earnings Per Share,” for calculating the basic and diluted earnings (loss) per share. Basic earnings (loss) per share are computed by dividing net income (loss) attributable to common stockholders by the weighted average number of common shares outstanding. Diluted earnings per share are computed similar to basic earnings per share except that the denominator is increased to include common stock equivalents, if any, as if the potential common shares had been issued.

New Accounting Pronouncements

In January 2003, The Financial Accounting Standards Board (FABB”) issued FASB Interpretation No. 46, “Consolidation of Variable Interest Entities” (“FIN46”). This interpretation of Accounting Research Bulletin No. 51, requires companies to consolidate the operations of all variable interest entities (“VIE’s”) for which they are the primary beneficiary. The term “primary beneficiary” is defined as the entity that will absorb a majority of expected losses, receive a majority of the expected residual returns, or both. This interpretation was later revised by the issuance of Interpretation No. 46R (“FIN 46R”). The revision was issued to address certain implementation issues that had arisen since the issuance of the original interpretation and to provide companies with the ability to defer the adoption of FIN46 to period after March 15, 2004. The implementation of FIN No. 46 and FIN 46R, had no material impact on the Company’s financial statements.

In September 2004, the EITF Issue No. 04-08, “The Effect of Contingently Convertible Debt on Diluted Earnings per Share.” (“EITF 04-08”) was issued stating that contingently convertible debt should be included in diluted earnings per share computations regardless of whether the market price trigger has been met. EITF 04-08 is effective for reporting periods ending after December 15, 2004. The adopted EITF 04-08 will have no material impact on the Company’s financial statements.

10

TOP INTEREST INTERNATIONAL LIMTED

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004

Note B – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

On December 16, 2004, the FASB issued SFAS No. 123 (revised 2004), ‘‘Share-Based Payment’’ (‘‘SFAS 123R’’), which replaces SFAS No. 123, ‘‘Accounting for Stock-Based Compensation’’ (‘‘SFAS 123’’) and supersedes APB Opinion No. 25, ‘‘Accounting for Stock Issued to Employees.’’ SFAS 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values, beginning with the first interim or annual period after June 15, 2005. In April 2005, the Securities and Exchange Commission adopted a new rule that amends the compliance date of SFAS 123R, requiring the Company to adopt SFAS 123R in the first quarter of fiscal 2006. The new rule does not change the accounting required by SFAS 123R, it only changes the date for compliance. The pro forma disclosures previously permitted under SFAS 123 no longer will be an alternative to financial statement recognition. Under SFAS 123R, The Company must determine the appropriate fair value model to be used for valuing share-based payments, the amortization method for compensation cost and the transition method to be used at date of adoption. The transition methods include prospective and retroactive adoption options. Under the retroactive options, prior periods may be restated either as of the beginning of the year of adoption or for all periods presented. The prospective method requires that compensation expense be recorded for all unvested stock options and restricted stock at the beginning of the first quarter of adoption of SFAS 123R, while the retroactive methods would record compensation expense for all unvested stock options and restricted stock beginning with the first period restated. The Company is evaluating the requirements of SFAS 123, and it expects that the adoption of SFAS 123R will have no material impact on the Company’s financial statements.

In May 2005, FASB issued FASB Statement 154, “Accounting Changes and Error Corrections — a replacement of APB Opinion No. 20 and FASB Statement No. 3” (“FAS 154”). FAS 154 changes the requirements for the accounting for and reporting of a change in accounting principle. The provisions of FAS 154 require, unless impracticable, retrospective application to prior periods’ financial statements of (1) all voluntary changes in accounting principles and (2) changes required by a new accounting pronouncement, if a specific transition is not provided. FAS 154 also requires that a change in depreciation, amortization, or depletion method for long-lived, non-financial assets be accounted for as a change in accounting estimate, which requires prospective application of the new method. FAS 154 is effective for all accounting changes made in fiscal years beginning after December 15, 2005.

Note C - CASH

The Company maintains its cash balances at various banks in China and. As of December 31, 2004 there were no uninsured portions of the balances held at these banks.

11

TOP INTEREST INTERNATIONAL LIMTED

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004

Note D – FIXED ASSETS

Fixed assets consist of the following:

2004
Office equipment	$3,227

$3,227

Accumulated depreciation	(335)

$2,892

Note E – INCOME TAXES

The Company is governed by the Income Tax Laws of the PRC. Pursuant to the PRC Income Tax Laws, the Enterprise Income Tax (“EIT”) is at a statutory rate of 33%, which is comprises of 30% national income tax and 3% local income tax. The Company qualified as a new technology enterprise and under PRC Income Tax Laws, they are subject to a preferential tax rate of 15%.

Income tax provision for the year ended December 31, 2004:

December 31, 2004

Provision for PRC Income and local taxes	$0

PRC income tax	15%

Note F – RELATED PARTY TRANSACTION

Throughout the history of the Company, certain members of the Board of Directors, stockholders and general management have made loans to the Company to cover operating expenses or operating deficiencies. The Company has also loaned money to relatives and associates of the major stockholder of the Company. These amounts do not bear interest and are not collateralized.

At December 31, 2004 the Company had a loan receivable from a shareholder of the Company in the amount of $242.

12

TOP INTEREST INTERNATIONAL LIMTED

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004

Note G - FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts of cash and cash equivalents, accounts receivable, deposits and accounts payable approximate their fair value because of the short maturity of those instruments.

The carrying amounts of the Company's long-term debt approximate their fair value because of the short maturity and/or interest rates which are comparable to those currently available to the Company on obligations with similar terms.

13

ARTCRAFT V INC.

500,000 Selling Security Holder Shares of Common Stock

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until ______, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 102(b)(7) of the DGCL enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to a corporation or its stockholders for violations of the director’s fiduciary duty, except:

o	for any breach of a director’s duty of loyalty to the corporation or its stockholders,
o	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
o	pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or
o	for any transaction from which a director derived an improper personal benefit.

Our certificate of incorporation provides in effect for the elimination of the liability of directors to the extent permitted by the DGCL.

Section 145 of the DGCL provides, in summary, that directors and officers of Delaware corporations are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorney’s fees) incurred by them as a result of suits brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided, that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Any such indemnification may be made by the corporation only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnity has met the applicable standard of conduct. Our bylaws entitle our officers and directors to indemnification to the fullest extent permitted by the DGCL.

We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant; none shall be borne by any selling stockholders.

Securities and Exchange Commission registration fee	$ 28.84
Legal fees and expenses (1)	$20,000
Accounting fees and expenses (1)	$ 7,500
Miscellaneous (1)	$ 1,000
Total (1)	$28,528.84

(1) Estimated.

Item 26. RECENT SALES OF UNREGISTERED SECURITIES.

On June 7, 2004, we issued 100,000 shares of our restricted common stock to Scott Raleigh for cash consideration of $100. The issuance was valued at $.001 per share or $100. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Raleigh was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Raleigh had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. No general advertising or public solicitation occurred during this issuance. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

In May 2005, we completed a Regulation D, Rule 506 Offering in which we issued a total of 150,000 shares of our common stock to a total of 48 investors at a price per share of $.49 for an aggregate offering price of $60,000.

The Common Stock issued in our Regulation D, Rule 506 Offering was issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933. In accordance with Section 230.506 (b)(1)of the Securities Act of 1933, these shares qualified for exemption under the Rule 506 exemption for this offerings since it met the following requirements set forth in Reg. ss.230.506:

(A)	No general solicitation or advertising was conducted by us in connection with the offering of any of the Shares.

(B)

Each investor received a copy of our private placement memorandum and completed a questionnaire to confirm that they were either "accredited" or "sophisticated" investors as defined in Rule 501 of Regulation D. Of the 48 subscribers, 48 were "accredited investors." Each sophisticated investor completed a questionnaire confirming that such investor has such knowledge and experience in financial and business matters that he/she is capable of evaluating the merits and risks of the prospective investment.

(C)	Our management was available to answer any questions by prospective purchasers;

(D)	Shares issued in connection with in this offering were restricted under Rule 4(2) and certificates indicating ownership of such shares bore the appropriate legend.

Please note that pursuant to Rule 506, all shares purchased in the Regulation D Rule 506 offering completed in May 2005 were restricted in accordance with Rule 144 of the Securities Act of 1933.

On November 7, 2005, pursuant to a stock purchase agreement between us and Top Interest International Limited, we issued 10,000,000 shares of common stock to Top Interest in exchange for all of the outstanding shares of Top Interest. These shares were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933.

These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, the size of the offering, and the manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the Top Interest had the necessary investment intent as required by Section 4(2) since the Top Interest shareholders agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market, and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

Item 27. EXHIBITS.

(a)	Exhibits:

The following exhibits are filed as part of this registration statement dated January 13, 2006:

EXHIBIT	DESCRIPTION

3.1	Certificate of Incorporation of Artcraft V, Inc. (1)

3.2	By-laws of Artcraft V, Inc. (1)

5.1	Opinion and Consent of Anslow & Jaclin LLP

10.1	Stock Purchase Agreement and Share Exchange by and among us and Top Interest International Limited (1)

21.1	Subsidiary

23.1	Consent of Lichter, Yu & Associates (1)

23.2	Consent of Webb & Company, P.A. regarding the 8-K for dismissal of accountant

24.1	Power of Attorney (included on page II-6 of the registration statement)

(1) Filed as an exhibit to the Registrant's Form SB-2 filed with the SEC on January 13, 2006 and incorporated herein by reference (SEC File No. 333-131019).

Item 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(a)	Rule 415 Offering Undertaking:

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

	(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)

To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)

To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4.

For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to he purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

	(a)	Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (Sec. 230. 424);

	(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(c)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

	(d)	Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(b)	Rule 430A under the Securities Act undertaking:

The undersigned registrant hereby undertakes:

1.

For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4) or 497(h) under the Securities Act (Sec. 230. 424(b)(1), (4) or 230. 497(h)) as part of this registration statement as of the time the Commission declared it effective.

2.

For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

The undersigned registrant hereby undertakes that, for the purpose of determining liability under the Securities Act to any purchaser:

1.	If the small business issuer is relying on Rule 430B (ss. 230. 430B of this chapter):

(i)

Each prospectus filed by the undersigned small business issuer pursuant to Rule 424(b)(3) (ss. 230. 424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (ss. 230. 424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (ss. 230. 415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

2.

If the small business issuer is subject to Rule 430C (ss. 230. 430C of this chapter), include the following: Each prospectus filed pursuant to Rule 424(b)(ss. 230. 424(b) of this chapter) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (ss. 230. 430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused amendment no. 1 to registration statement dated January 13, 2006 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of ShenZhen, China, on the 20th day of September, 2006.

ARTCRAFT V, INC.

By:	/s/ Li Te Xiao Li Te Xiao PRESIDENT AND SECRETARY

POWER OF ATTORNEY

The undersigned directors and officers of Artcraft V, Inc. hereby constitute and appoint Li Te Xiao, with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to registration statement dated January 13, 2006 under the Securities Act of 1933 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm each and every act and thing that such attorneys-in-fact, or any them, or their substitutes, shall lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, amendment no. 1 to registration statement dated January 13, 2006 has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Li Te XiaoLi Te Xiao	President, Secretary and Director	Dated: September 20, 2006